  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000
                               Registration No.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                  INCHORUS.COM
                 (Name of Small Business Issuer in Its Charter)

NEVADA                                             7372                          86-0891610
------                                             ----                          ----------
(State or Jurisdiction of                (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)           Classification Code Number)           Identification No.)

                    2041 Mission College Boulevard, Suite 259
                          Santa Clara, California 95054
                                 (408) 496-6668
          (Address and Telephone Number of Principal Executive Offices)

                    2041 Mission College Boulevard, Suite 259
                          Santa Clara, California 95054
(Address of Principal Place of Business or Intended Principal Place of Business)

                                Mr. William Yuan
                                    President
                                  inChorus.com
                    2041 Mission College Boulevard, Suite 259
                          Santa Clara, California 95054
                                 (408) 496-6668
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             James C. Chapman, Esq.
                             Cathryn S. Gawne, Esq.
                             Romin P. Thomson, Esq.
                            Silicon Valley Law Group
                         152 N. Third Street, Suite 900
                           San Jose, California 95112

Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
 Title of each class of         Amount to be             Proposed                Proposed                Amount of
   securities to be              registered               maximum                 maximum             registration  fee
     registered                                      offering price per       aggregate offering
                                                           unit                    price
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par      20,000,000 shares           $0.44 (1)            $8,800,000(1)             $2,323.20(1)
          value
---------------------------------------------------------------------------------------------------------------------------
          Total               20,000,000 shares                                $8,800,000(1)             $2,323.20(1)
---------------------------------------------------------------------------------------------------------------------------

(1)  Calculated in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                    Subject to Completion, September 22, 2000


                      [LOGO OF INCHORUS.COM APPEARS HERE]


           By this Prospectus, we may offer up to 20,000,000 Shares

                                  Common Stock

     Our common stock is listed on the NASD O-T-C Market Bulletin Board under the symbol "ICHC". In February 2000, we changed our name from "Softlink, Inc." to "inChorus.com". On September 14, 2000, the last sale price of our common stock on the O-T-C Market Bulletin Board was $0.469 per share.

                            ______________________

 See "Risk Factors" beginning on page 5 for a discussion of material issues to consider before purchasing our common stock.

                            _______________________

     We will provide the specific terms of the securities offered in a supplement to this prospectus. You should read this prospectus and the supplement carefully before you invest.

                             _______________________

     We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. The section of this prospectus entitled "Plan of Distribution" also provides more information on this topic.

                            _______________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ____________, 2000 .

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus                                                         3
Prospectus Summary                                                            3
Risk Factors                                                                  5
Use of Proceeds                                                               9
Price Range of Common Stock and Dividend Policy                               9
Capitalization                                                               11
Selected Consolidated Financial Data                                         11
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                                        14
Business                                                                     22
Management                                                                   35
Related Party Transactions                                                   42
Principal Stockholders                                                       44
Description of Capital Stock                                                 46
Shares Eligible for Future Sale                                              54
Plan of Distribution                                                         54
Legal Matters                                                                56
Experts                                                                      56
Where You Can Find Additional Information                                    56
Index to Financial Statements                                               F-1

     You should rely only on the information contained in this prospectus and its supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "inChorus.com", "we", "us" and "our" refer to inChorus.com, a Nevada corporation, and its wholly-owned subsidiary, inChorus.com, a California corporation.

     "eMail inChorus", "Future of Email", "inChorus Pro" and "email VoiceLink", are trademarks of inChorus.com. All other trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners.

     All share information has been adjusted to reflect our reorganization in March 1998.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time offer up to 20,000,000 shares of our common stock, $0.001 par value. The common stock offered pursuant to this prospectus may be issued in our one or more series of issuances and the aggregate number of shares will not exceed 20,000,000.

     Each time we offer the common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of our common stock unless accompanied by a prospectus supplement.


                              PROSPECTUS SUMMARY

     This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully.

                                 INCHORUS.COM

Our Business             inChorus.com (formerly known as "Softlink, Inc.")
                         provides multimedia email solutions that bring life to online communication with voice, sound, animation and graphics. We develop and market software products that use our proprietary technology to allow businesses and consumers to communicate through text, voice, sound, annotation and animation.

                                 THE OFFERING

     We may offer and sell shares of our common stock under this prospectus.

Common stock offered                           20,000,000 shares of common
                                               stock, $.001 par value.

Common stock to be outstanding after this      31,526,310 shares, excluding an
Offering                                       aggregate of 4,093,207 shares
                                               reserved for issuance upon the
                                               exercise of outstanding stock
                                               options and warrants. Also
                                               excludes Common Stock to be
                                               issued upon the conversion of our
                                               Series A Preferred Stock, the
                                               conversion of our 8% convertible
                                               debentures and the conversion of
                                               our equity line.

Use of proceeds                                Proceeds we receive from the
                                               issuance of the shares will be
                                               used for marketing, expansion of
                                               our consulting and service
                                               business and for working capital
                                               and general corporate purposes.

O-T-C Market Bulletin Board symbol:            "ICHC"

                            SUMMARY FINANCIAL DATA

-------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended June 30,       Years Ended March 31,
-------------------------------------------------------------------------------------------------------------------
                                                           2000             1999           2000           1999
-----------------------------------------------------------------------------------------------------------------
Consolidated Statements of Operations Data:            (unaudited)       (unaudited)
-----------------------------------------------------------------------------------------------------------------
Net sales, including license fee income               $   403,300        $ 324,600     $   680,200   $   731,100
-----------------------------------------------------------------------------------------------------------------
Cost of sales                                              88,300           57,000         491,100        39,200
-----------------------------------------------------------------------------------------------------------------
Loss from operations                                   (1,191,000)        (555,600)     (4,867,600)   (1,128,100)
-----------------------------------------------------------------------------------------------------------------
Net loss                                               (1,265,200)        (562,700)     (6,148,600)   (1,015,900)
-----------------------------------------------------------------------------------------------------------------
Basic and diluted loss per share                            (0.12)           (0.07)          (0.88)        (0.14)
-----------------------------------------------------------------------------------------------------------------
Basic and diluted weighted-average common shares
outstanding                                            10,533,300        7,803,700       8,195,300     7,132,600
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                     June 30, 2000                     March 31, 2000
-----------------------------------------------------------------------------------------------------------------
Consolidated Balance Sheet Data:
                                                      (unaudited)
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                             $   445,700                      $ 1,995,900
-----------------------------------------------------------------------------------------------------------------
Working capital                                           192,100                        1,477,200
-----------------------------------------------------------------------------------------------------------------
Total assets                                            2,129,000                        3,288,600
-----------------------------------------------------------------------------------------------------------------
Total stockholders' deficiency                         (1,263,500)                         (88,900)
-----------------------------------------------------------------------------------------------------------------

                                 RISK FACTORS


       An investment in the shares of our common stock offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors as well as the other information set forth in this prospectus before you decide to buy our common stock.

We have a history of losses, and we expect losses for the foreseeable future.

       Since our inception in November 1995, we have incurred substantial losses. Our net loss equaled $1,265,200 for the three months ended June 30, 2000, and approximately $6,148,600 for the year ended March 31, 2000. As of June 30, 2000, we had an accumulated deficit of $10,177,400.

       We anticipate that our expenses relating to developing, marketing and supporting our current and future products and services will increase substantially in the future. Accordingly, for the foreseeable future we expect to experience additional losses as these increased expenses exceed our total revenues. These additional losses will increase our accumulated deficit.

       The report of BDO Seidman, LLP on our consolidated financial statements for the year ended March 31, 2000 contains an explanatory paragraph indicating that our accumulated deficit and net losses raise substantial doubt about our ability to continue as a going concern. This going concern qualification may adversely affect our perception by prospective customers and suppliers, as well as by the financial community.

Our revenues currently depend on one product family.

       To date, we have generated nearly all of our revenues from our eMail VOICELink and eMail inChorus family of products. We expect that our current eMail VOICELink and eMail inChorus family of software products and software products in the future will continue to account for a substantial majority of our revenues for the foreseeable future. Therefore, our future financial performance is dependent, in significant part, upon the successful development, introduction and customer acceptance of new and enhanced versions of eMail VOICELink and eMail inChorus and of related new products and services that we may develop. We cannot assure you that we will be successful in upgrading eMail VOICELink and eMail inChorus or that we will successfully develop new products and services, or that any new product or service will achieve market acceptance. For more information on the sources of our revenues, please see the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Our revenues are also dependent on licensing revenue from one major licensing customer.

       For the years ended March 31, 2000 and 1999, approximately $153,100 and $640,000, respectively, or 22.5% and 87.5%, respectively, of our net sales were derived from licensing revenue from one customer, NIC Ltd. In addition, we had net accounts receivable from NIC Ltd. of $479,900 and $421,900 at March 31, 2000 and March 31, 1999, respectively. As of March 31, 2000, we increased the allowance for doubtful accounts to $672,200, fully reserving the unpaid balance of the NIC receivable. The loss of this customer, or the inability to collect in full the receivable from this customer could have a material and adverse effect on our business, results of operations or financial condition. Although we are seeking to increase our sales of software products, we expect that a substantial majority of our revenues for the foreseeable future will be derived from the licensing of our software products.

We are changing our business model from one focused on licensing to one focused on sales of software. This new model is unproven.

       Our core business model has focused on licensing software designed to enable our customers to enhance their email communications with voice and multimedia features. To date, substantially all of our revenue has been derived from licensing of our software. We are attempting to increase sales of our software to complement our licensing revenue; however, we believe that it is too early to determine whether this business model will be successful in the future.

       We have broadened our business by offering turnkey multimedia email services. These services would transfer to us the responsibility for constructing and disseminating multimedia messages on behalf of our customers. We would be competing against production and advertising companies in this market, and we may not compete effectively with these current or future service providers based on price, performance or other features. We expect to devote significant engineering, marketing, sales and customer support resources to enhance the competitiveness and cost-effectiveness of these services. These actions may divert resources from our other products and services and may thus harm our core eMail VOICELink and eMail inChorus business.

Multimedia email is a new and evolving business, competes with other methods of online communication, and may not receive widespread acceptance.

       Multimedia email is in its very early stages of development. Like many new businesses, it is characterized by rapidly evolving technologies, quickly changing marketing and sales strategies, multiple and aggressive market participants, fluctuating demand and uncertain market acceptance for products and services. Businesses and consumers have the option of using other methods of online communication, including video and audio streaming. These methods may receive greater acceptance than our multimedia email model. Multimedia email is also heavily dependent on the success of the Internet, which itself is a relatively new medium with an unpredictable future.

We intend to grow rapidly, and effectively managing our growth may be difficult.

       In order to execute our business plan, we must grow significantly by expanding our product line and hiring new employees. This growth will strain our management, resources and systems. Our ability to compete effectively and manage future growth, if any, will require us to implement and improve our operational, financial and management information systems on a timely basis and to attract, hire, train and retain additional personnel. If we cannot effectively manage our growth, our business could be harmed.

The loss of the services of one or more of our key personnel or our failure to hire, integrate or retain other qualified personnel could disrupt our business.

       We depend upon the continued services and performance of our executive officers and other key employees, particularly William Yuan, our President and Chief Executive Officer, Johnson Lee, our Chairman, and Edmund Leung, our Chief Technical Officer. We currently maintain key person life insurance on Messrs. Yuan, Lee and Leung; however, the loss of the services of any of them could materially and adversely affect our business. Competition for qualified personnel in technology is intense and we may not be able to retain or hire necessary personnel.

We would lose revenues and incur significant costs if our systems or material third-party systems are not year 2000 compliant.

       To date, we have not incurred any material costs in identifying or evaluating year 2000 compliance issues. However, we may fail to discover year 2000 compliance problems in our systems that will require substantial revisions or replacements. There can be no assurance that third-party software, hardware or services incorporated into our material systems will not need to be revised or replaced, which could be time-consuming and expensive. Our inability to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material and adverse effect on our business, results of operations and financial condition. Moreover, the failure to adequately address year 2000 compliance issues in our software, hardware or systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

       In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third-party service providers and others outside our control will be or continue to be year 2000 compliant. The failure by these entities to be year 2000 compliant could result in a systemic failure beyond our control, including, for example, a prolonged Internet, telecommunications or electrical failure, which could also prevent us from delivering our services to our users, decrease the use of the Internet or prevent users from accessing our services, any of which would have a material and adverse effect on our business, results of operations and financial condition.

We are heavily reliant on third parties for order fulfillment and any delays or other problems in fulfillment could adversely affect our business.

       We are heavily reliant on the ability of Pakpro and Russ Thill, our fulfillment houses, to package and ship orders of our products. Growth in the volume of orders for our products may strain the capacity of our fulfillment houses, and delays or other problems with order fulfillment could have a material and adverse effect on our business.

There are dilutive effects of our equity line agreement with Plumrose Holdings, Ltd. and WEC Global Telecom Ltd.

       The sale of stock pursuant to our equity line agreement with Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. will have a dilutive impact on our stockholders. As a result, our net income or loss per share could be materially affected in future periods and the market price of our common stock could be materially and adversely affected. The shares of common stock to be issued under the equity line agreement will be issued at a discount to the then-prevailing market price of the common stock. These discounted sales could have an immediate adverse affect on the market price of the common stock. We have also issued to AMRO International, S. A., Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. warrants to purchase an aggregate of 200,000 shares of our common stock at exercise prices from $1.50 to $3.187 per share. The issuance of shares of common stock under the equity line agreement or upon exercise of these warrants, and the subsequent resale of the common stock would have a further dilutive effect on our common stock and could adversely affect its market price. The shares of common stock under the equity line agreement and underlying the warrants have been registered pursuant to our registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000.

The offer and sale of shares of common stock under our private equity line arrangement with Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. might violate federal securities laws.

       In a transaction like our sale of common stock to Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. pursuant to our equity line agreement, the issuer of such securities generally may register the resale of securities prior to their issuance if the issuer has completed a valid exempt sale of the securities to the investor, and the investor is at market risk at the time of filing of the registration statement. Because Plumrose Holdings, Ltd. and WEC Global Telecom Ltd might not be deemed to have been at market risk prior to filing of the registration statement, the transaction might not qualify for an exemption from the registration requirements of the Securities Act of 1933. If this transaction is deemed to have violated the Securities Act of 1933, Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. would have the right, for a period of up to one year from the date of its purchase of common stock, to recover the cash it paid or, if it had already sold the stock, sue for damages resulting from its purchase. These damages could equal up to the full $5,000,000 plus interest that Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. might purchase under the equity line. If this occurs, our business, results of operations and financial condition would be harmed. In particular, such an occurrence would have a material adverse effect on our liquidity position and our ability to meet short-term obligations and we might not be able to secure alternative financing on favorable terms or at all.

Some of the information in this prospectus contains forward-looking statements.

       Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

       -    discuss our expectations about our future performance;

       - contain projections of our future operating results or of our future financial condition; or

       -    state other "forward-looking" information.

We believe it is important to communicate our expectations to our stockholders. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                                USE OF PROCEEDS

       Proceeds we receive pursuant to the issuance of the shares will be used for marketing, expansion of our consulting and service business and for working capital and general corporate purposes.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

       Our common stock has been traded on the NASD O-T-C Market Bulletin Board since October 21, 1998. Prior to that date, our common stock was not actively traded in the public market. Our common stock is listed on the NASD O-T-C Market Bulletin Board under the symbol "ICHC". The following table sets forth, for the periods indicated, the high and low bid prices for our common stock as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period                                                                     Low Bid         High Bid
------                                                                     -------         --------
Fiscal 2001
  Second Quarter (July 1, 2000 to September 14, 2000)                       $0.260          $0.800
  First Quarter (April 1, 2000 to June 30, 2000)                            $0.500          $2.906

Fiscal 2000
  Fourth Quarter (January 1, 2000 to February 29, 2000)                     $1.562          $4.812
  Third Quarter (October 1, 1999 to December 31, 1999)                      $0.500          $2.750
  Second Quarter (July 1, 1999 to September 30, 1999)                       $1.437          $3.250

  First Quarter (April 1, 1999 to June 30, 1999)                            $1.875          $4.750

Fiscal 1999
  Fourth Quarter (January 1, 1999 to March 31, 1999)                        $1.062          $8.125
  Third Quarter (October 21, 1998 to December 31, 1998)                     $0.875          $5.500

       On September 14, 2000, the high and low bid prices of our common stock on the Bulletin Board were $0.437 and $0.375 per share, respectively, and there were approximately 177 holders of record of the common stock.

       The market price of our common stock has been, and is likely to continue to be, highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. The trading prices of many technology companies' stocks have reached historical highs within the last 52 weeks and have reflected valuations substantially above historical levels. During the same period, these companies' stocks have also been highly volatile and have recorded lows well below historical highs. We cannot assure you that our stock will trade at the same levels of other technology stocks or that technology stocks in general will sustain their current market prices.

       Factors that could cause such volatility may include, among other things:

       - actual or anticipated fluctuations in our quarterly operating results;

       -    announcements of technological innovations;

       -    changes in financial estimates by securities analysts;

       -    conditions or trends in the Internet industry;

       -    changes in the market valuations of other technology companies; and

       -    general market conditions.

       To date, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.. We are obligated to pay dividends on our outstanding Series A Preferred Stock at the rate of seven percent per annum. We may pay these dividends in either cash or shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                CAPITALIZATION

       The following table sets forth our capitalization as of June 30, 2000. This information should be read in conjunction with our Consolidated Financial Statements and the related Notes appearing elsewhere in this prospectus.

                                                                                   Actual
                                                                                ------------
Short-term debt                                                                 $          -
Convertible notes payable                                                          1,899,000

Stockholders' Equity
     Convertible Preferred stock, .001 par value; 1,000,000 shares                   936,800
       authorized; 118 shares issued and outstanding
     Common stock, $0.001 par value; 59,000,000 shares authorized; 10,955,997         11,000
       shares issued and outstanding

     Additional paid-in capital                                                    7,983,900


Accumulated deficit                                                              (10,177,400)
                                                                                ------------

                                                                                  (1,245,700)
     Less: Notes receivable                                                          (17,800)

Total Stockholders' (Deficiency)                                                  (1,263,500)
                                                                                ------------

Total Capitalization                                                            $    635,500
                                                                                ============


                     SELECTED CONSOLIDATED FINANCIAL DATA

Set forth below are summary consolidated statements of operations data for the three months ended June 30, 2000 and 1999, respectively, and for the years ended March 31, 2000 and 1999, respectively, and summary balance sheet data as of June 30, 2000 and March 31, 2000. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus.

                                                   Three Months Ended June 30,          Years Ended March 31,
                                                 ---------------------------------- ---------------------------------
                                                      2000             1999              2000            1999
                                                 ---------------- ----------------- --------------- -----------------
                                                   (Unaudited)      (Unaudited)
Consolidated Statements of Operations Data:

Net Sales, including license
   fee income                                    $       403,300  $      324,600    $      680,200  $      731,100
Cost of Sales                                             88,300          57,000           491,100          39,200
                                                 ---------------  --------------    --------------  --------------

Gross Profit                                             315,000         267,600           189,100         691,900
                                                 ---------------  --------------    --------------  --------------

Operating Expenses:
   Research and development                              321,900         187,500           907,500         286,300
   Sales and marketing                                   620,800         232,600         1,625,800         688,600
   General and administrative                            563,300         403,100         2,523,400         845,100
                                                 ---------------  --------------    --------------  --------------

Total Operating Expenses                               1,506,000         823,200         5,056,700       1,820,000
                                                 ---------------  --------------    --------------  --------------

Loss From Operations                                  (1,191,000)       (555,600)       (4,867,600)     (1,128,100)
                                                 ---------------  --------------    --------------  --------------

Other Income (Expense):
   Interest income                                        14,300             900            72,500         115,500
   Interest expense                                      (62,700)              -        (1,311,100)         (2,500)
   Other                                                       -          (7,200)           (6,700)              -
                                                 ---------------  --------------    --------------  --------------
Total Other Income (Expense)                             (48,400)         (6,300)       (1,245,300)        113,000
                                                 ---------------  --------------    --------------  --------------

Loss Before Provision for Income
   Taxes                                              (1,239,400)       (561,900)       (6,148,600)     (1,015,100)

Provision for Income Taxes                                25,800             800            35,700             800
                                                 ---------------  --------------    --------------  --------------

Net Loss                                              (1,265,200)       (562,700)       (6,148,600)     (1,015,900)
                                                 ---------------  --------------    --------------  --------------

Preferred Stock Dividends                                (24,300)              -          (120,200)              -

Deemed Dividend on Beneficial Conversion
   of Preferred Stock                                          -               -          (972,600)              -
                                                 ---------------  --------------    --------------  --------------

Net Loss Available to Common Shareholders        $    (1,289,500) $     (562,700)   $   (7,241,400) $   (1,015,900)
                                                 ---------------  --------------    --------------  --------------

Basic and diluted loss per share                 $         (0.12) $        (0.07)   $        (0.88) $        (0.14)
                                                 ---------------  --------------    --------------  --------------

Basic and diluted weighted-average
   common shares outstanding                          10,533,300       7,803,700         8,195,300       7,132,600
                                                 ---------------  --------------    --------------  --------------

                                                  June 30,       March 31,
                                                    2000           2000
---------------------------------------------------------------------------
                                                  (Unaudited)
Consolidated Balance Sheet Data:

Cash and Cash Equivalents                         $    445,700   $1,995,900
Working Capital                                        192,100    1,477,200
Total Assets                                         2,129,000    3,288,600
Total Stockholders' Deficiency                      (1,263,500)     (88,900)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


Overview

         We provide rich media email message creation solutions and software that bring life to online communication with voice, sound, animation and graphics. We develop and market software products that use our proprietary technology to allow businesses and consumers to communicate through text, voice, sound, annotation and animation.

         We were incorporated in November 1995 as Softlink, Inc., a California corporation ("Softlink California") and shipped our first product, eMail VOICELink, in August 1997. For the period from inception through December 1997, our revenue was minimal and our operating activities related primarily to the development of our infrastructure and our first products.

         In March 1998, Softlink California entered into a reorganization with Draco Technologies, Inc., a Nevada corporation. Under the reorganization, the stockholders of Softlink California received approximately 0.6745344 shares of common stock of Draco Technologies, Inc. in exchange for each of their shares of Softlink California, and Softlink California became a wholly-owned subsidiary of Draco. Draco then changed its name to Softlink, Inc. In February 2000, we changed our name to "inChorus.com".

         We began the marketing and promotion of our products when we introduced our second product, PowerLink, a precursor of eMail inChorus, in November 1997. Beginning in 1998, we also focused on recruiting personnel and raising capital.

         To date, our revenues have been derived primarily from the licensing of our products. We are attempting to increase sales of our software to complement our licensing revenue; however, we believe that it is too early to determine whether this business model will be successful in the future.

         We have broadened our business in 2000 by offering turnkey multimedia email services. These services transfer to us the responsibility for constructing and disseminating multimedia messages on behalf of our customers. We would be competing against production and advertising companies in this market, and we may not compete effectively with these current or future service providers based on price, performance or other features. We expect to devote significant engineering, marketing, sales and customer support resources to enhance the competitiveness and cost-effectiveness of these services; however, to date we have not devoted substantial resources to this effort. Once commenced, these actions may divert resources from our other products and services and may thus harm our core eMail VOICELink and eMail inChorus business.

         Due to the fact that we were founded in November 1995 and commercially released version 1.0 of our first product, eMail VOICELink, in August 1997, we have a limited operating history, and we face all of the risks and uncertainties encountered by early stage companies such as the need to establish our credibility with customers, advertising and other service providers, and prospective strategic partners. There can be no assurance that we will be able to overcome some of these obstacles; if we do not, we may be unable to achieve our business goals and raise sufficient capital to expand our business.

Results Of Operations

The following table sets forth the percentage relationship to net sales of principal items contained in our Consolidated Statements of Operations for the three months ended June 30, 2000 and 1999, respectively, and the fiscal years ended March 31, 2000 and 1999, respectively. It should be noted that percentages discussed throughout this analysis are stated on a rounded basis. Our revenues, gross margins and other operating results may vary significantly from quarter to quarter. The fluctuations may be due to a number of factors, many of which are beyond our control, including actions of our competitors, market acceptance of our products, changes in pricing and margins, and unanticipated costs. Given our limited operating history, we believe that an analysis of our cost and expense categories as a percentage of net sales is not meaningful.

                                             Three Months Ended June 30,      Year Ended March 31,
                                           ------------------------------- ---------------------------
                                                 2000          1999            2000           1999
-------------------------------------------------------------------------- ---------------------------
                                             (Unaudited)    (Unaudited)
Consolidated Statements of Operations Data:

Net Sales, including license fee income           100%          100%            100%          100%
Cost of Sales                                      22            18              72             5
                                             --------       -------        --------       -------
Gross Profit                                       78            82              28            95

Operating Expenses                                373           253             744           249

Loss From Operations                             (295)         (171)           (176)         (154)

Other Income (Expense)                            (12)           (2)           (183)           15

Loss Before Provision for Income Taxes           (307)         (173)           (899)         (139)

Provision for Income Taxes                          7            --               5            --
                                             --------       -------        --------       -------
Net Loss                                         (314)%        (173)%          (904)%        (139)%
                                             ========       =======        ========       =======

Three Months Ended June 30, 2000, Compared With Three Months Ended June 30, 1999

         Net revenues for the three months ended June 30, 2000, were $403,300, compared to net revenues of $324,600 for the three months ended June 30, 1999. The increase reflects expanded licensing fees for our inChorus product and related services offset by a decrease in our product sales. In the three months ended June 30, 2000, $262,500 of our revenue consisted of licensing revenue and $140,800 was derived from sales of products and services, as compared to licensing revenue of $153,100 and product revenue of $171,500 for the three months ended June 30, 1999. Cost of sales increased to $88,300 for the three months ended June 30, 2000, from $57,000 for the comparable period in 1999, due to increased production of our products and increased reserves for obsolescence.

         Operating expenses increased to $1,506,000 for the three months ended June 30, 2000, compared to $823,200 for the three months ended June 30, 1999. The increase was comprised of growth in all components of our operating expenses, including research and development expenses, sales and marketing and general and administrative expenses. Research and development expenditures increased to $321,900 for the three months ended June 30, 2000, compared to $187,500 for the three months ended June 30, 1999, due primarily to costs associated with the development of new versions of our existing products and the design and development of new products. Sales and marketing expenses increased to $620,800 in the three months ended June 30, 2000, compared to $232,600 for the comparable period in 1999, due to expanded marketing efforts for our eMail VOICELink and eMail inChorus software introduced at the end of fiscal 1998. These efforts included the hiring of 3 additional sales personnel and participation in trade shows. General and administrative expenses increased to $563,300 for the three months ended June 30, 2000, compared to $403,100 for the three months ended June 30, 1999, due primarily to the expansion of our infrastructure through the hiring of additional personnel and management and the lease of additional facilities.

         Our interest income increased to $14,300 for the three months ended June 30, 2000, compared to $900 for the three months ended June 30, 1999. The increase was due to interest earned on increased cash balances, which mainly resulted from the $2,000,000 proceeds of a convertible note payable near the end of March 2000. Interest expense equaled $62,700 for the three months ended June 30, 2000, due to interest accrued on our 8% convertible debentures. No interest expense was incurred during the three months ended June 30, 1999.

         As a result of these factors, we incurred a net loss of $1,265,200 for the three months ended June 30, 2000, compared to a net loss of $562,700 for the three months ended June 30, 1999.

Years Ended March 31, 2000 and 1999

         Net revenues for the year ended March 31, 2000 were $680,200, compared to net revenues of $731,100 for the year ended March 31, 1999. The decrease reflects significant returns of our eMail VOICELink and eMail inChorus products from distributors in excess of previously expected amounts. In the fourth quarter ended March 31, 2000, we experienced greater than estimated returns of our software from distributors and retailers. These returns equaled 455,000, which we believe reflected the traditionally higher return date in the first calendar quarter in the shrinkwrap software industry as distributors and retailers balance their inventories.

         In the year ended March 31, 2000, $309,200, or 45%, of our revenues consisted of licensing revenues as compared to licensing revenues of $640,000, or 87.5%, of revenues for the year ended March 31, 2000.

         Cost of sales increased to $491,100 for the year ended March 31, 2000 from $39,200 for the comparable period in 1999, due to the increase of inventory reserves, the elimination of obsolete products and increased production of our products.

         Operating expenses increased to $5,056,000 for the year ended March 31, 2000, compared to $1,820,000 for the year ended March 31, 1999. The increase was comprised of growth in all components of our operating expenses such as research and development, sales and marketing and general and administrative expenses. Research and development expenditures increased significantly to $907,500 for the year ended March 31, 2000 compared to $286,300 for the year ended March 31, 1999, due primarily to costs associated with the development of new versions of our existing products and the design and development of new products. Sales and marketing expenses increased to $1,625,800 for the year ended March 31, 2000 compared to $688,600 for the comparable period in 1999, due to expanded marketing efforts for our eMail VOICELink and eMail inChorus software introduced at the end of fiscal 1998. These efforts included hiring additional sales personnel and participation in trade shows. General and administrative expenses increased to $2,523,400 for the year ended March 31, 2000 compared to $845,100 for the year ended March 31, 1999 due primarily to the expansion of our infrastructure through the hiring of additional personnel and management and the lease of additional facilities.

         Our interest income decreased slightly to $72,500 for the year ended March 31, 2000, compared to $115, 500 for the year ended March 31, 1999. The decrease was due to slightly decreased average balances of cash and cash equivalents in fiscal 2000. We also incurred $1,311,100 of interest expense (including noncash interest of $1,298,400) related to the $2,000,000 bridge loan that we received from AMRO International, S. A. in March 2000. The noncash interest related to a beneficial conversion price of the bridge loan note.

         As a result of these factors, we incurred a net loss of $6,148,600 for the year ended March 31, 2000 compared to a net loss of $1,015,900 for year ended March 31, 1999. Net loss available to common shareholders for the year ended March 31, 2000 equaled $7,241,400 due to a deemed dividend of $972,600 related to a beneficial conversion price in connection with the convertible preferred stock offering and $120,200 in dividends on outstanding shares of preferred stock.

Income Taxes

         At June 30, 2000 and March 31, 2000, we had deferred tax assets of $3,191,500 and $2,695,700, respectively, principally arising from net operating loss carryforwards available to offset future taxable income. As management cannot determine that it is more likely than not that we will realize the benefit of these assets, a 100% valuation allowance has been established.

Liquidity and Capital Resources

         Our working capital requirements have been financed over the past two years through private placements of common and preferred stock and, to a lesser extent, from borrowings from principal stockholders. In the years ended March 31, 2000 and 1999, financing activities, principally private placements, generated $5,191,700 and $1,363,000, respectively, of cash. In the three months ended June 30, 2000 financing activities generated $71,300 (principally from the exercise of stock options), as compared to $480,000 in cash generated by our financing activities in the three months ended June 30, 1999. As of June 30, 2000, we had approximately $445,700 in cash and cash equivalents, an increase from $56,200 of cash and cash equivalents at June 30, 1999, but a decrease from the $1,995,900 of cash and cash equivalents at March 31, 2000. Cash and cash equivalents at June 30, 2000, reflected the amount remaining from the proceeds from our sale of 8% convertible debentures in March 2000. Our accounts receivable (net of an allowance for doubtful accounts of $550,900) equaled $929,600 at June 30, 2000, as compared to $701,400 at March 31, 2000 (net of an allowance of $672,200 for doubtful accounts). Included in the doubtful account allowance as of June 30, 2000 was a reserve of $479,900 for NIC.

         In the three months ended June 30, 2000, our operating activities utilized $1,460,400 in cash, as compared to the utilization of $663,100 in cash for operating activities for the comparable period in 1999. The increase in our operating activities expenditure for the three month period ended June 30, 2000, as compared to the three month period ending June 30, 1999, was due to the expansion of our operations as a component of our business growth. Investing activities utilized $161,100 of cash during the three month period ended June 30, 2000, compared to the $68,200 utilized for investing activities during the same 1999 period. The increase in investing activities was due to the availability of funds from the sale of our 8% convertible debentures in March 2000.

         In March 2000, we entered into a loan agreement with AMRO International, S.A. for a $2,000,000 bridge loan. The loan is evidenced by convertible debentures bearing interest at the rate of eight percent per annum, which are convertible into shares of our common stock at $1.75 per share. If not converted, the debentures are due and payable on September 30, 2001. In connection with this loan, we issued to AMRO International, S.A. warrants to purchase 100,000 shares of our common stock at an exercise price of $3.187 per share. Furthermore, in August 2000 we issued 100,000 shares of our common stock to AMRO in lieu of penalties incurred by us for the untimely filing of a registration statement for resale of the common stock issuable upon conversion of the convertible debentures and exercise of the warrants.

         Effective April 24, 2000, we entered into an equity line agreement with Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. This agreement allows us to sell, from time to time, through April 24, 2001, up to $5,000,000 of our common stock. To date, we have not drawn down any capital under the equity line. We also issued warrants to purchase 50,000 shares of our common stock, with an exercise price of $1.50 per share, to each of Plumrose Holdings, Ltd. and WEC Global Telecom Ltd., for a total of 100,000 shares of our common stock, in connection with this transaction.

         Our independent certified public accountants have issued a report on our audited financial statement for the year ended March 31, 2000 with an explanatory paragraph regarding our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing or refinancing as may be required, and ultimately upon our ability to attain profitability.

         In the future, we may acquire or make investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in carrying out our business strategy. We do not have any present understanding, nor are we having any discussions relating to any such acquisition or investment. Any such acquisition or investment could harm our operating results or cause our stock price to decline because:

         - the amount of time and level of resources required to successfully integrate the acquired company's business operation could be substantial;

         - challenges in assimilating personnel, organizational structure, and technology could cause significant delays in executing other key areas of our business plan;

         - the key personnel of the acquired company may decide not to work for us, which could result in the loss of key technical or business knowledge to us; and

         - we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing stockholders.

         We need working capital to execute our business plan. We believe that our current cash and cash equivalents plus existing financing commitments and anticipated cash generated from operations will be sufficient to meet our anticipated cash needs for working capital and capital expenditures into the fourth quarter of the calendar year 2000. If cash generated from operations is insufficient to satisfy our liquidity requirements after that date, we may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in an increase in our fixed obligations and could result in operating covenants that would restrict our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Impact of the Year 2000

         In our previous filings, we have discussed the nature and progress of our plans to deal with potential Year 2000 problems. These problems arise from the fact that many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems may recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and governmental agencies needed to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Prior to December 31, 1999, we completed our assessment of all material information technology and non-information technology systems at our headquarters, as well as our review of year 2000 compliance by our key vendors, distributors and suppliers. To date, we have experienced no material technical problems related to the year 2000. We will continue to monitor our material information technology and non-information technology systems and that of our suppliers and vendors throughout the year 2000 to ensure that any latent year 2000 matters that may arise are addressed promptly.

Effects Of Inflation

         Due to relatively low levels of inflation in 1999 and 2000, inflation has not had a significant effect on our results of operations since inception.

Recent Accounting Pronouncements

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-1, "Software for Internal Use", which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-1 did not have a material impact on our consolidated financial statements.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, we have not used derivatives and therefore this new pronouncement is not applicable.

         In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44") Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion No. 25 for (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. Due to the repricing of options, FIN 44 may have a material effect on our future financial position or results of operations.

                                   BUSINESS

Overview

         inChorus provides multimedia email solutions that bring life to online communication with voice, sound, animation and graphics. We develop and market software products that use our proprietary technology to allow businesses and consumers to communicate through text, voice, sound, annotation and animation.

         Our two key products are eMail VOICELink and eMail inChorus. eMail VOICELink adds voice messages to email communications over the Internet, allowing users to add personality, clarity and impact to their email messages. eMail inChorus is a multimedia email product that integrates text, voice, sound, annotation and animation with email. Users of both eMail VOICELink and eMail inChorus can send their messages through industry standard email packages such as Netscape Mail, Microsoft Outlook, America Online and Eudora, and can utilize our products with MSN and other major Internet service providers.

         Industry sources indicate that email accounts for 70% of all Internet connect time. Businesses are currently using email in their e-commerce strategies to replace or supplement banners and other online advertising strategies. To date, however, most email products only allow the transmission of text or text with file attachments due to the large amount of capacity, or bandwidth, required for more complex messages.

         Our proprietary multimedia composer and compression technology allows multimedia email messages to be transmitted over the Internet with the minimum consumption of bandwidth. Use of this technology permits businesses to expand their e-commerce marketing capabilities with multimedia email by offering product demonstrations or complex graph and tables to customers. In addition, we believe that companies could realize cost savings by using multimedia email in lieu of printed brochures, flyers and coupons. We do not currently own any patented technology registered with the United States Patent and Trademark Office.

         Our products provide online communication solutions for consumers and business users across a variety of industries. We have established strategic relationships with several manufacturers of multimedia computer components, such as Compaq, to promote our software products by including them in computer hardware products sold by them and have entered an agreement with Earthlink/Sprint combining its Internet access services with our products in return for a payment from new Earthlink subscribers. We also have an agreement with one of the largest Japanese distributors, NIC, Ltd., to sell our products in Japan through distributors and original equipment manufacturer partners.

Industry Background and Market Opportunities

Email
-----

         Global communication using the Internet has expanded exponentially in the past few years. In addition to providing a medium for basic communication, email can be used for e-commerce. The increased use of email generally has opened up significant opportunities for the large number of businesses that are working on e-commerce strategies. While these companies have relied on banner advertising and other online advertising strategies to reach potential customers over the Internet, they are now turning to email as another e-commerce marketing tool.

         Various e-commerce functions can be accomplished with email. First of all, it can be used as a promotional tool to get information out to a targeted list of customers. This can be done in mass mailing, i.e., bulk email, or on an individualized basis for businesses that emphasize person-to-person selling. Second, it can be used as a customer service tool for products that must be installed by the user, or products that need more than text instruction to explain clearly. Third, it can be used to obtain customer registrations. Finally, it can be used as a form of intra-company communications on an Intranet, which might also include extranet communications through an external network, an extranet, with vendors and subcontractors.

         In each of these functional areas, email reduces costs and improves the communication with the receiver. For example, using a bulk email approach to a targeted list of online users is a very inexpensive way to reach customers directly. Moreover, email has been found by some commercial marketers to be more effective than banner ads in driving online sales. ZDNet, an industry media analyst, has reported that Tower Records increased its response rate from 4.4% to 14.9% after introducing personalized email, while The Gap doubled its online sales after launching an email campaign. Thus, we believe the eventual use of email as a functional replacement for what is currently used in these areas by companies is reasonably likely.

Multimedia Opportunities
------------------------

         One of the problems with email to date as a tool to market products is that most email products only allow text or text with file attachments. Two important means of reaching customers, the use of sound and the use of pictures, have been missing, partly due to the bandwidth problem and the need to compress data files. In today's multimedia environment, the lack of these features has held email back as a marketing tool. However, due to technical advances, companies are now able use innovative multimedia email business solutions.

         Multimedia email is substantially different than text email, or even voice email when used as an e-commerce tool. Many products require being viewed or benefit when the customer can see a picture, as well as hear a promotional pitch. Voice in some ways is superior to text since it easier to listen than it is read. Voice can add a level of persuasiveness not available with text alone. Also, if one is sitting in front of a computer screen, it is possible to avoid reading, but not easy to avoid listening. When voice is combined with pictures or graphics a far more powerful tool is created.

         In order to utilize multimedia email, both the sender and recipient of the message must have a multimedia computer. Most new computers and much of the installed base in the United States are multimedia computers.

         In e-commerce, the primary beneficiaries of multimedia email will be companies online that need graphics and sound in their selling pitch and in their communications with others. This would include companies offering consumer products that must be seen before they are bought because the particular design and look of the product is important in the buying decision; leisure and other products that are selling excitement and adventure; products that are primarily sold by a broker or salesperson to an individual consumer; and products that are more complicated and may require explanations using graphs and tables. The other important benefits are cost saving and improve time to market for companies to market their product and services.

         All of these applications, however, require an enormous increase in the current capacity, or bandwidth, of communications networks. Behind this phenomenal rise in consumption of bandwidth is the simple fact that there are more people connected to networks, sending more bits of information more often. The Internet has become not only a primary means for interpersonal communication, but a commercial tool as well. Businesses are now looking at the Internet and the Web as a connectivity tool to implement remote access, wire their suppliers and customers to their networks, and potentially integrate their voice and data traffic over a single network. We believe that a flood of demand is being created for the products and services that will enable this connectivity to occur as seamlessly as possible - either through increased bandwidth or by using the existing capacity to maximum advantage.

         Because we are in the business of multimedia email solutions, our success is directly tied to the widespread acceptance and continued use of the Internet. However, the Internet may not be accepted as a viable commercial medium for a number of reasons, including the following:

         -        inadequate Internet infrastructure;

         -        security concerns;

         -        possible governmental regulation and taxation;

         -        inconsistent quality of service; and

         -        unavailability of cost-effective, high-speed service.

         If use of the Internet does not grow as expected, our business, results of operations and financial condition would be materially and adversely affected.

The inChorus.com Solution

         inChorus.com provides multimedia email solutions that bring life to online communication through multimedia. Our founders, Johnson Lee and Edmund Leung, formed inChorus.com in 1995 in recognition of the growing need for complex communications on the Internet, the diminishing capacity of text-only email to meet this need and the need to provide this solution within the existing bandwidth. Our multimedia email solution is based upon our multimedia composer and proprietary compression technology, which permits users to shorten the time and bandwidth required to send and receive complex multimedia email without the loss of quality or resolution. We shipped our first product, eMail VOICELink, in August 1997, and introduced PowerLink, a previous generation of eMail inChorus, in November 1997.

         Our business is being positioned to capitalize on the growing marketplace opportunities attributable to several overlapping factors such as the increase in the number of email addresses on the Internet, the increase in frequency of email use in e-commerce solutions, and the rapidly growing installed base of multimedia computers.

         Due to the fact that we were founded in November 1995 and commercially released version 1.0 of our first product, eMail VOICELink, in August 1997, we have a limited operating history, and we face all of the risks and uncertainties encountered by early stage companies such as the need to establish our credibility with customers, advertising and other service providers, and prospective strategic partners. There can be no assurance that we will be able to overcome some of these obstacles; if we do not, we may be unable to achieve our business goals and raise sufficient capital to expand our business.

Strategy

         Our strategy is to be the leading provider of multimedia communications solutions, based on our proprietary multimedia composer and compression technology, for communication over the Internet. Key elements of our strategy include:

         Extend Technology Leadership By Producing Superior Products. Since inception, we have focused our research and development efforts on developing our multimedia composer and core compression technology that addresses the issue of inadequate capacity on the Internet for the transmission of complex communications. Our products integrate a number of advanced technologies, including our proprietary data compression technology, that provide a 50:1 compression rate without loss of quality or resolution. We believe that we are currently a leader in multimedia communications technology, and we intend to extend this leadership position by continuing to devote additional resources to research and development efforts.

         Create Brand Recognition. We are focused on building brand awareness and acceptance as well as on developing strategic marketing and distribution relationships. We have a comprehensive marketing strategy with several key components:

         - image and awareness building;

         - direct marketing to prospective and existing customers using demographic profiling;

         - a strong Web presence and broad scale marketing programs in conjunction with key partners.

         Our corporate marketing strategy also includes trade shows and public relations activities. Our business and products have received news coverage from ABC, CBS and NBC as well as their affiliated stations nationwide through brief interview segments. We also have received coverage to date from many radio stations.

         Expand Market Leadership Position Through Strategic Licensing Relationships. We are attempting to establish a leading position in the emerging market for multimedia communications solutions. To accelerate the adoption of VOICELink and inChorus as the standard multimedia communications solutions and to facilitate global acceptance of our products, we have established and are continuing to establish strategic licensing relationships with leading personal and laptop computer manufacturers and distributors. Our strategic licensing partners include NEC, and Earthlink/Sprint. In general, these relationships provide for the inclusion of our software in hardware products sold by our partners. In the case of Earthlink, our agreement provides for the combining of Internet access services offered by Earthlink/Sprint with our software in return for a payment form new Earthlink subscribers. We believe that brand recognition is essential to our business success, and encourage all of our partners and resellers to use the Softlink brand name in conjunction with their applications. We intend to further develop our existing strategic licensing relationships and enter into new partnerships in both licensing and sales to expand our market presence and brand recognition.

         Broaden Distribution Channels. To date, we have sold our products primarily through original equipment manufacturer partners and distributors as well as through direct sales. We intend to expand our direct sales force as well as to leverage and grow our existing network of original equipment manufacturer partners and distributors.

         Increase International Presence. While to date our international sales have been limited, we plan to increase our international sales presence. We have entered into an agreement with NIC, Ltd., one of the largest Japanese distributors, to sell our products in Japan, and are also working with our Chinese partners to stimulate sales in that country. We have also entered into an agreement with ANS Korea, Inc., a provider of various Internet-related products and services. Pursuant to the agreement, ANS Korea will license our inChorus Pro technology and marketing rights in Korea.

Products And Technology

Products
--------

         We currently offer two primary communications products. These are called eMail inChorus and eMail VOICELink. eMail inChorus, introduced in August 1997, develops and transmits full-featured multimedia presentations via email on the Internet and corporate Intranets. An email message generated with eMail inChorus integrates text, voice, sound, annotation and animation. Users can import, manipulate and edit text, pictures, photos and graphics, capture screen shots displayed on a monitor, annotate directly from a document, cut and paste documents and use original art works within a single email message as though the message were being presented on a white board to an audience. We also include graphical templates and clip art to reduce the time required for message creation.

         eMail inChorus uses our proprietary compression technology to shorten the time and bandwidth required to send and receive multimedia email. For example, a one minute multimedia message sent through eMail inChorus requires only 200 kilobytes of capacity, as compared to the 6 megabytes required to send the same message through competitive channels such as QuickTime. eMail inChorus is compatible with the most popular email programs including Netscape Mail, Microsoft Outlook and Eudora, and works with America Online, MSN and other major Internet service providers. An eMail inChorus message is sent as an attached file with a free player, giving the recipient the opportunity to play the message. To send a response, however, the recipient must also have the eMail inChorus software.

         Our eMail inChorus software is currently configured for use with all Windows and Macintosh applications.

         Our second product, eMail VOICELink, was introduced in November 1997. eMail VOICELink allows users to add voice capability to their email messages to provide personality, clarity and impact without the cost of long distance. Like eMail inChorus, eMail VOICELink features our proprietary compression technology, permitting a one-minute eMail VOICELink message to require just 100 kbpm as compared to 5,200 kbpm utilized by a standard one minute audio file.

         Except for our Macintosh version, as Macintosh computers already contain a built-in microphone, we package eMail VOICELink with a high quality microphone, player software, the message recipient must also have eMail VOICELink to send a reply, and over 200 pre-designed graphical templates and clip art images. eMail VOICELink is compatible with both Windows and Macintosh applications, and works with email packages such as Netscape Mail, Microsoft Outlook, Lotus Notes and Eudora. eMail VOICELink messages may be sent through most major Internet service providers, including America Online and MSN.

         In February 2000, we introduced a version of eMail inChorus with database connectivity and mass mailing capabilities, called eMail inChorus Pro, for corporate users.

         In addition to refining our existing software products and expanding their applicability, we are considering the development of complementary communications services. These services would provide turnkey multimedia messaging capability, message construction and transmission, for the business market, using our already developed proprietary multimedia composer and compression technology. The development and commercialization of these services will require significant additional effort and resources; accordingly, we currently do not have an anticipated date of introduction.

         Software products frequently contain errors, defects or performance problems, commonly called "bugs", especially when they are first introduced or when new versions or enhancements are released. Although we test our products extensively prior to introduction, we cannot assure you that our testing will detect all serious defects, errors and performance problems prior to commercial release of our future software products. Any future software defects, errors or performance problems discovered after commercial release could result in the diversion of scarce resources away from customer service and product development, lost revenues or delays in customer acceptance of our products and damage to our reputation, which, in each case, could have a material and adverse effect on our business, results of operations or financial condition.

         Although our license agreements with our customers typically contain provisions designed to limit our exposure to liabilities arising from product liability claims, we cannot assure you that these provisions will be enforceable under existing or future international, federal, state or local laws and judicial decisions. We have not experienced any product liability claims to date, but we may be subject to such claims in the future. A product liability claim brought against us could have a material and adverse effect on our business, results of operations or financial condition.

Technology
----------

         Most email systems contain the limited capability to attach digital files through a technology known as MIME, multi-purpose Internet mail extension. While MIME technology permits the compression of data before sending and the decompression of this data at the recipient's end of the transmission, its data standards are borrowed from other uses and are not optimal for e-mail. The data compression standards provided by MIME require 960 kbpm for a one-minute audio file and 12,000 kbpm for a one-minute video file. Audio, video and text attachments are not integrated in a MIME transmission, but instead must be played/viewed/read in sequence.

         Our eMail inChorus and eMail VOICELink software features our proprietary multimedia composer and compression technology. This technology uses neural network architecture to reduce the size of an input data string to a minimal number of components. The compressed data is then transmitted and reconstructed by the message recipient. Our multimedia email messages are integrated, and can be played simultaneously and synergistically, similar to a movie. A one-minute email can blend text annotation, graphics, audio and animation into one coherent message. We do not currently own any patented technology registered with the United States Patent and Trademark Office.

Marketing And Sales

         We are focused on building brand awareness and acceptance as well as on developing strategic marketing and distribution relationships. We have a comprehensive marketing strategy with several key components:

         - image and awareness building;

         - direct marketing to prospective and existing customers using demographic profiling;

         - a strong Web presence and broad scale marketing programs in conjunction with key partners.

Our corporate marketing strategy also includes syndicated interviews, public relations activities and trade shows.

         We currently sell or license our products through four channels:

         - through distributors to retailers, including Fry's, Comp USA and Electronic Boutique;

         - through bundling relationships with original equipment manufacturer such as Compaq, Earthlink and NEC/Packard Bell;

         - through e-commerce outlets such as America Online; and

         - through direct sales to the corporate market.

         Our products are distributed in North America by Merisel and Navarre, the largest domestic distributors of computer products.

         In March 2000, we entered into an equity investment and partnership agreement with eNews, a Japanese corporation, which gave eNews the exclusive right in Japan to develop and market our inChorus Pro technology through March 2003. Under this agreement, we have received $700,000 to date. We also have invested $150,000 in eNews in exchange for an equity interest in eNews.

Customer and Technical Support

         We believe that providing superior customer service is critical to the successful sale and marketing of our products. We provide email and telephone support during normal business hours, and supplement this with Web-based support services 24 hours a day, seven days a week, including product update and download areas. We also have an instructional guide for our customers for common product usage questions, and we notify our customers about the latest product updates.

Research and Development

         Our research and development team consists of development engineers, product managers, quality assurance engineers and technical writers. Research and development expenses were $907,500 and $286,300 for the years ended March 31, 2000 and March 31, 1999, respectively, and $321,900 and $187,500 for the three months ended June 30, 2000 and 1999, respectively. We intend to continue to make substantial investments in research and development and related activities to maintain and enhance our products. We believe that our future success will depend in part on our ability to support current and future releases of popular operating systems and applications, to maintain and improve our current products and to timely develop new products and services that achieve market acceptance.

Competition

         We compete in a market that is intensely competitive and characterized by rapidly changing technology and evolving standards. Our principal competitors for our eMail inChorus software are companies that create, produce and transmit mass multimedia email, such as eCommercial.com, MindArrow Systems, Inc., RadicalMail.com and CyberLink.

         In the voice email market, we compete directly with Qualcomm and a variety of smaller, privately held companies. Some of our competitors bundle their voice email solutions with existing email products such as Eudora, an email product owned and marketed by Qualcomm.

         In the multimedia email market, we compete with companies that create, produce and transmit mass multimedia email, such as eCommercial.com, MindArrow Systems, Inc., RadicalMail.com and CyberLink.

         We believe that the principal competitive factors in our market are technological innovation and time to market. Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do, and therefore may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote more resources to the development and commercialization of their products. In addition, certain of our competitors may have greater name recognition and the ability to leverage significant installed customer bases. We expect additional competition as other established and emerging companies enter into the multimedia email solutions market and new products and technologies are introduced. Increased competition could result in price reductions, reduced gross margins, longer sales cycles and loss of market share, any of which would materially and adversely affect our business, operating results and financial condition. We believe that our ability to compete depends on many factors both within and beyond our control, including:

         - the ease of use, performance, features, price and reliability of our solutions as compared to those of our competitors;

         - the timing and market acceptance of new solutions and enhancements to existing solutions developed by us and our competitors;

         - the quality of our customer service and support; and

         - the effectiveness of our sales and marketing efforts.

         Many of our current and potential competitors are likely to enjoy substantial competitive advantages, including:

         - longer operating histories;

         - greater name recognition;

         - more extensive customer bases; and

         - cooperative relationships among themselves or with third parties to enhance their products.

         Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could impair our finances and business prospects. We cannot assure you that we will be able to compete successfully against existing or potential competitors or that competitive pressures will not materially impair our finances or business prospects.

Intellectual Property

         We are in the process of registering our trademarks "eMail inChorus", "Future of Email", "inChorus Pro" and "email VoiceLink", with the United States Patent and Trademark Office.

         We regard the protection of our copyrights, service marks, trademarks, trade dress and trade secrets as critical to our future success and rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in products and services. For example, we license our software pursuant to shrinkwrap or signed license agreements, which impose certain restrictions on licensees' ability to utilize the software. We have entered into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with its suppliers and strategic partners in order to limit access to and disclosure of its proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. While we intend to pursue registration of our trademarks and service marks in the U.S. and internationally, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online. We do not currently own any patented technology registered with the United States Patent and Trademark Office.

         Policing unauthorized use of our products is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could have a material and adverse effect on our business, results of operations or financial condition.

         The success and competitiveness of our products depend in part upon our ability to protect our current and future technology through a combination of trademark, trade secret and copyright law. Because laws protecting certain ownership rights in software are uncertain and still evolving, we cannot give you any assurance about the future viability or value of any of our current technology ownership rights.

         We enter into intellectual property agreements with our employees and consultants and confidentiality agreements with certain other parties, and generally control access to and distribution of our software, documentation and other proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our software or other proprietary information without authorization or to develop similar software independently.

         Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations and financial condition.

Governmental Regulation

         Government regulation of communications and commerce on the Internet varies greatly from country to country. The United States has recently enacted legislation addressing such issues as the transmission of certain materials to children, intellectual property protection, taxation, and the transmission of sexually explicit material. There is some risk that the United States and other countries will increase their regulation of the Internet in the future. As our products are utilized solely in connection with the Internet, any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could adversely impact our sales, increase our cost of doing business or otherwise have a material and adverse effect on our business, results of operations and financial condition.

Litigation

         On April 9, 1999, the Securities and Exchange Commission issued a formal Order Directing Private Investigation and Designating Officers to Take Testimony in the Matter of Softlink, Inc. and Certain Other Companies.

         The private order empowers the SEC enforcement staff to investigate whether inChorus.com, its employees or associates:

         - made misleading statements regarding projected financial revenues of inChorus.com;

         - purchased or sold securities of inChorus.com while in possession of material non-public information; and

         - offered or sold securities through the use or medium of prospectuses or similar means while no registration statement was in effect.

The private order also authorizes the staff to investigate possible similar violations by another unrelated, unaffiliated company.

         In connection with the private order, the SEC has issued a subpoena duces tecum to which we have responded. On January 7, 2000, the SEC issued subpoenas compelling the testimony of Mr. Johnson Lee, a member of our board of directors and our Chairman, Mr. William Yuan, a member of our board of directors and our Chief Executive Officer and Mr. Edmund Leung, a member of our board of directors and our Chief Technical Officer and Secretary. All of these individuals complied with the subpoenas and are cooperating with the SEC in connection with this matter. Additional testimony of Mr. Johnson Lee and Mr. William Yuan had been scheduled to be taken the week of September 18, 2000, but have been adjourned by the SEC staff without an adjourned date at this time.

         The SEC has not advised us that inChorus.com, our employees or affiliates are presently or will be the subject of any enforcement action by the SEC. To the best of our knowledge, there are presently no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject and, to the best of our knowledge, no such actions against us are contemplated or threatened.

Employees

         As of August 31, 2000, we had 31 employees, including 9 in product development, 14 in marketing, sales and business development, 1 in customer support and 7 in administration. We believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management and key technical personnel. The competition for qualified personnel in our industry and geographical location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct its business in the future. From time to time, we also employ independent contractors to support our research and development, marketing, sales and support and administrative organizations. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Facilities

         Our executive offices, comprising a total of approximately 5,236 square feet, are located in Santa Clara, California. We lease these facilities pursuant to a lease agreement, which has a term of 36 months, expiring in January 2003. We believe that our current facilities are suitable for our current needs, however, we anticipate that we will require additional space in the next six months.

         We maintain substantially all of our computer systems at our Santa Clara facility. Our operations are dependent in part on our ability to protect our operating systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins or other similar events. Furthermore, despite our implementation of network security measures, our servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. To the extent commercially feasible, we have secured casualty insurance to protect our properties. However, the occurrence of any of these events could result in interruptions, delays or cessations in service to our users which could have a material adverse effect on our business, results of operations and financial condition.

                                  MANAGEMENT

Executive Officers and Directors

         The following table sets forth the names and positions of our directors and executive officers as of August 31, 2000:

------------------------------------------------------------------------------------------------------------------
NAME                           AGE       POSITION
------------------------------------------------------------------------------------------------------------------
William Yuan                   45        President, Chief Executive Officer, Director and Member of the
                                         Compensation Committee.
------------------------------------------------------------------------------------------------------------------
Edmund T. Leung                33        Chief Financial Officer, Chief Technical Officer and Director and
                                         Member of the Compensation Committee.  Mr. Leung also served as our
                                         Chief Financial Officer until October 1999.
------------------------------------------------------------------------------------------------------------------
Johnson C. Lee                 34        Chairman, Director and Member of the Compensation Committee.  Mr. Lee
                                         served as our Chief Executive Officer until March 1, 1999.
------------------------------------------------------------------------------------------------------------------
Ralph G. Coan                  57        Chief Financial Officer and Vice President of Operations.  Mr. Coan has
                                         served as our Chief Financial Officer since October 1999.
------------------------------------------------------------------------------------------------------------------

         All members of our board of directors hold office until the next annual meeting of the shareholders following their election or until their successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. The following sets forth biographical information concerning our directors and executive officers for at least the past five years:

     William Yuan. Mr. Yuan was appointed to the Board of Directors and became president and Chief Executive Officer of inChorus.com in March 1999. Mr. Yuan served as the chief operating officer of Net USA, a provider of telecommunications and technology software solutions, from July 1998 to December 1998. He served as the president of KPY Corp., a systems integration company, from March 1990 until June 1998, and was also the president of Network Partners, a software company, from November 1993 until December 1994. Mr. Yuan earned his bachelor's degree in Computer Science in 1986 from the University of California at Santa Cruz and his master's degree in Business Administration in 1989 from National University.

     Edmund Leung. Mr. Leung co-founded inChorus.com in September 1995. He has served as the Chief Financial Officer and as a member of the board of directors since 1995. He became the Chief Technical Officer of inChorus.com in September 1998. Mr. Leung has over nine years' experience in software development, and has participated in the development of several commercial software products. Prior to founding inChorus.com, he served as a software engineer at MediaMotion, Inc., a multimedia software company, from November 1993 to August 1995, and worked at Integrated Information Technology, Inc. from June 1990 to October 1993 as a software engineer. At Integrated Information Technology, Inc., he developed algorithms for the most time-critical portion of that company's "XtraDrive". Mr. Leung received his bachelors' degree in Computer Science from the University of California at Berkeley in 1989 and his masters' degree in Computer Science from Stanford University in 1990.

         Johnson C. Lee. Mr. Lee was a co-founder of inChorus.com and has served as a member of the board of directors since September 1995 and as Chairman since March 1999. From September 1995 to March 1999, he served as inChorus.com's Chief Executive Officer. As Chairman, Mr. Lee is a full time employee of inChorus.com. Mr. Lee has over nine years of extensive experience in network multimedia software development. Prior to founding inChorus.com, he worked as a software engineer for MediaMotion, Inc. from November 1993 to August 1995. From June 1989 to November 1993 he worked as a software engineer for Oracle Corp. Mr. Lee received his bachelor's degree in Computer Science from the University of California at Berkeley in 1989.

         Ralph G. Coan, Jr, Mr. Coan has served as our Chief Financial Officer and Vice President of Operations since October 1999. Mr. Coan has over twenty-five years of financial management and operations experience with high technology companies. Prior to joining inChorus.com, he was Chief Financial Officer of Dryden Engineering Company from January 1998 until to September 1999, where he was instrumental in the negotiation and sale of the company to MPW Corporation. Previously, he served as Chief Financial Officer of Fairchild Technologies from February 1997 until December 1997. Previously, he served as Chief Operating Officer and Chief Financial Officer of Optical Media International from April 1994 until December 1996, where he negotiated the sale of the company to Microtest Corporation. His previous employment experience includes ten years at Memorex Corporation and three years at Raychem Corporation. His contributions include raising capital, renegotiation of debt repayment terms, joint venture structuring, technology sales, mergers and acquisitions, growing company sales, and IPO preparation. Mr. Coan earned his B.S. in Economics from the University of Oregon in Eugene in June of 1965 and an MBA in Finance from the University of Oregon in June of 1967.

Board Committees

         The Compensation Committee of the board of directors determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. The compensation committee also administers our Stock Option Plan. The current members of the Compensation Committee are Messrs. Yuan, Leung and Lee. Prior to September 1999, we did not have a Compensation Committee or any other committee of the board of directors that performed any similar functions. See "Compensation Committee Interlocks and Insider Participation."

         The board of directors does not currently have an audit or nominating committee.

Compensation Committee Interlocks and Insider Participation

         Messrs. Yuan, Leung and Lee, current members of the Compensation Committee, are also officers and directors of inChorus.com. However, no member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Summary

         The following table sets forth the compensation awarded or paid to, or earned by, our Chief Executive Officer and all our other executive officers who earned in excess of $100,000 in salary and bonus, collectively the "Named Executives" for services rendered to us during the years ended March 31, 1999 and March 31, 2000. Mr. William Yuan became our Chief Executive Officer in March 1999 and thus, the table only reflects one month's salary earned by Mr. Yuan in the year ended March 31, 1999.

                          Summary Compensation Table

---------------------------------------------------------------------------------------------------------------
                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION
---------------------------------------------------------------------------------------------------------------
                           YEAR       SALARY ($)                        NUMBER OF SECURITIES UNDERLYING
                                                                        OPTIONS (#)
---------------------------------------------------------------------------------------------------------------
William Yuan, Chief          2000             166,289                                  657,143
Executive Officer            1999              12,000                                  500,000
---------------------------------------------------------------------------------------------------------------
Johnson C. Lee               2000             151,645                                   50,000
                             1999              96,000                                   80,201
---------------------------------------------------------------------------------------------------------------
Edmund Leung                 2000             151,644                                   50,000
                             1999              96,000                                   80,201
---------------------------------------------------------------------------------------------------------------

         On March 1, 1999, Mr. Yuan was granted options to purchase up to 500,000 shares of our common stock. These options were rescinded by our Board of Directors. Mr. Yuan was subsequently granted options to purchase 657,143 shares of our common stock on September 1, 1999, of which options to purchase 260,000 shares will vest upon the achievement of certain business objectives which have been described elsewhere in this prospectus.

                          Option Grants in Last Year

         The following table sets forth information concerning options granted to the Named Executives during the fiscal year ended March 31, 2000. Each option listed in the table, represents the right to purchase one share of our common stock. Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

------------------------------------------------------------------------------------------------------------------------
Name                     Number of Securities      % of Total Options       Exercise         Fair Market     Expira-
                         Underlying Options        Granted to              Price Per         Value of        tion Date
                         Granted (#)               Employees               Share ($/Sh)      Stock on
                                                                                             Grant Date
------------------------------------------------------------------------------------------------------------------------
William Yuan                     657,143                    29%                 $1.75            $1.75          9/09
------------------------------------------------------------------------------------------------------------------------
Johnson C. Lee                    50,000                     2%                 $2.00            $1.75          9/09
------------------------------------------------------------------------------------------------------------------------
Edmund Leung                      50,000                     2%                 $2.00            $1.75          9/09
------------------------------------------------------------------------------------------------------------------------

         During the year ended March 31, 2000, we granted officers, employees and consultants options to purchase an aggregate of 2,284,883 shares of our common stock. In September 1999, we rescinded options to purchase 958,000 shares issued during the year ended March 31, 1999 to officers, employees and consultants.

         In April 1999, we rescinded options to purchase an aggregate of 500,000 shares of common stock granted in fiscal1999 to Mr. Yuan. The Board subsequently granted Mr. Yuan options to purchase 657,143 shares of our common stock, of which options to purchase 260,000 shares will vest upon the achievement of certain business objectives described elsewhere in this prospectus.

         In September 1999, we issued each of Johnson C. Lee and Edmund Leung options to purchase 50,000 shares of common stock pursuant to our stock option plan. These options had an exercise price of $2.00, which was more than 110% of the fair market value of our common stock on the date of grant. For each of Mr. Lee and Mr. Leung, the right to purchase 6,250 shares vested on the date of grant and the right to purchase the remainder vest in seven quarterly installments.

Aggregate Option Exercises in Year Ended March 31, 2000 and Year-End Option
Values

         The following table sets forth certain information with respect to the Named Executives concerning exercisable and unexercisable stock options held by them as of March 31, 1999. No Named Executives exercised options to purchase shares of our common stock in the year ended March 31, 2000.

---------------------------------------------------------------------------------------------------------------------
Name                 Number of Unexercised Options at Year End(#)         Value of Unexercised In-the-Money Options
                                                                          at Year End($)
---------------------------------------------------------------------------------------------------------------------
                     Exercisable                 Unexercisable            Exercisable         Unexercisable
---------------------------------------------------------------------------------------------------------------------
William Yuan         287,143                     370,000                  502,500             647,500
---------------------------------------------------------------------------------------------------------------------
Johnson C. Lee        20,833                      29,167                   41,666              58,334
---------------------------------------------------------------------------------------------------------------------
Edmund Leung          20,833                      29,167                   41,666              58,334
---------------------------------------------------------------------------------------------------------------------

         The calculation of the value of unexercised in-the-money options at year end is based on a per share fair market value of our common stock equal to $2.78 at March 31, 2000, the closing price for our common stock on that date as reported by various market makers for our common stock on the NASD Over-The-Counter Market Bulletin Board.

Employment Agreements And Termination Of Employment And Change Of Control Arrangements

     We have entered into executive employment agreements with each of Mr. William W. Yuan, Mr. Johnson C. Lee, Mr. Edmund Leung and Mr. Ralph G. Coan. Under the agreements, the executives receive paid vacation and are eligible to participate in the health and other benefit programs which we may offer from time to time. We may terminate either executive at any time with or without "cause". The term "cause" is defined in the executive employment agreements as:

         - the failure to follow directions of our board of directors which are not inconsistent with the executive employment agreement;

         - the gross neglect of the executive's responsibilities;

         - any act by the executive of dishonesty, fraud, misrepresentation, harassment or employment discrimination;

         - the executive's indictment for a felony; and

         - the executive's unauthorized dissemination of our confidential information or trade secrets.

         The executives are eligible to receive severance pay if they are terminated without cause. The severance payment would be an amount equal to one year's salary in one lump sum and must be paid no later than 30 days from the date of termination. The executive employment agreements also contain covenants regarding the assignment of inventions, the disclosure of our confidential information, the solicitation of our employees or agents and the ability of the executives to engage in competing activities.

         William Yuan's executive employment agreement has a term of three years commencing March 1, 1999 and automatically renews for successive periods of one year unless terminated prior to such renewal. He serves as our President and Chief Executive Officer and will perform duties consistent with these positions and under the direction of the board of directors. He receives a monthly salary of $18,000. His agreement specifically provides that our failure to pay him as required by the agreement is to be deemed a breach of the agreement. If there is a change in control of inChorus.com and Mr. Yuan is terminated without cause within 12 months of the change, he will be eligible for severance pay and all of his outstanding options will immediately vest. "Change in control" is defined as a new owner controlling more than 50% of our common stock.

         Johnson C. Lee's agreement has a term of three years commencing August 31, 1999 and automatically renews for successive periods of one year unless terminated prior to such renewal. He serves as our Chairman and will perform duties consistent with the position and under the direction of the board of directors. He receives a monthly salary of $12,500.

         Edmund Leung's agreement has a term of three years commencing August 31, 1999 and automatically renews for successive periods of one year unless terminated prior to such renewal. He serves as our Secretary and Chief Technical Officer and will perform duties consistent with the positions and under the direction of the board of directors. He receives a monthly salary of $12,500.

         Ralph G. Coan's agreement has a term of two years commencing October 1999 and automatically renews for successive periods of one year unless terminated prior to such renewal.

He serves as our Chief Financial Officer and will perform duties consistent with the position and under the direction of the board of directors. He receives a monthly salary of $14,167. The agreement also provides that Mr. Coan is to receive options to purchase up to two hundred thousand (200,000) shares of our common stock pursuant to our stock option plan. The right to exercise the option vests quarterly over four years and the exercise price is $1.75, the fair market value of the stock on the date of grant.

Employee Benefit Plans

         1999 Stock Option Plan. Our 1999 Stock Option Plan was adopted by the board of directors as of September 3, 1999 and has not yet been ratified by our stockholders. We plan to present the 1999 Stock Option Plan to our stockholders for approval at the next annual meeting of stockholders, which we currently anticipate will occur shortly after our fiscal year ending March 31, 2000. The following description of the 1999 Stock Option Plan is a summary and qualified in its entirety by the text of the Plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

         The purpose of the 1999 Stock Option Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to employees, directors and consultants. The plan authorizes the grant of options to purchase shares of common stock to employees, directors and consultants of inChorus.com and its affiliates. Under the plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to our employees.

         The number of shares available for options under the 1999 Stock Option Plan is 3,398,000. The Plan is administered by our board of directors. Subject to the provisions of the plan, the board of directors has authority to determine the employees, directors and consultants who are to be awarded options and the terms of such awards, including the number of shares subject to such options, the fair market value of the common stock subject to options, the exercise price per share and other terms.

         Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and generally cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between inChorus.com and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

         If the employment of the holder of an incentive stock option is terminated for any reason other than as a result of the holder's death or disability or for "cause" as defined in the 1999 Stock Option Plan, the holder may exercise the option, to the extent exercisable on the date of termination of employment, until the earlier of the option's specified expiration date and 90 days after the date of termination. If an option holder dies or becomes disabled, both incentive and non-qualified stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until the earlier of the option's specified termination date and one year after the date of death or disability.

         As of August 31, 2000, no shares had been issued as the result of the exercise of options previously granted under the 1999 Stock Option Plan; however, 2,416,714 shares were subject to outstanding options and 981,286 shares were available for future grants. The exercise prices of the outstanding options ranged from $0.31 to $2.12. The options under the Plan vest over varying lengths of time pursuant to various option agreements that we have entered into with the grantees of such options.

         Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of shares pursuant to the exercise thereof. Options issued to employees under the Plan shall expire no later than ten years after the date of grant. An option becomes exercisable at such time and for such amounts as determined at the discretion of the board of directors at the time of the grant of the option. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the board of directors on the date the option is granted. The purchase price is payable in full in cash, by promissory note, by net exercise or by delivery of shares of our common stock when the option is exercised. The plan provides for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefor to give effect to any stock dividend, stock split, stock combination or other reorganization of or by inChorus.com.

Directors' Compensation

         Directors who are also employees of inChorus.com receive no compensation for serving on the board of directors. With respect to directors who are not employees, we intend to reimburse such directors for all travel and other expenses incurred in connection with attending meetings of the board of directors and any committees of the board. Non-employee directors will also be eligible to receive grants of non-qualified stock options under our 1999 Stock Option Plan. We also intend to establish a non-employee director stock option plan which will provide for initial option grants of a fixed number of shares of our common stock to non-employee directors and successive annual option grants to such non-employee directors covering an additional fixed number of shares, to provide us with an effective way to recruit and retain qualified individuals to serve as members of the board of directors.

Limitation of Liability and Indemnification

         Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

         There are presently no material pending legal proceeding to which a director, officer and employee of ours is a party. There is no pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         We have purchased directors' and officers' liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of inChorus.com. The insurance policy provides standard directors' and officers' liability insurance in the amount of $2,000,000.

         We have entered into indemnification agreements with our directors and officers. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

         To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

                           RELATED PARTY TRANSACTIONS

         The following describes transactions to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

         Unless otherwise indicated, information in this section regarding shares of our common stock reflect the conversion ratio applied to shares of our common stock at the time of the reorganization described below.

Stock Transactions by Softlink, Inc., a California Corporation

     Issuances to Founders. Softlink, Inc., a California corporation ("Softlink California") was formed in November 1995 by Johnson C. Lee and Edmund Leung. At the time of formation, each of them was issued 1,011,802 shares of common stock of Softlink California in consideration of their efforts in establishing that company and developing its initial business strategy.

         All the shares of Softlink California held by Johnson C. Lee and Edmund Leung were converted into shares of our common stock in the reorganization with Draco Technologies, Inc. described below.

Reorganization with Draco Technologies, Inc.

     In March 1998, Softlink California entered into the reorganization with Draco Technologies, Inc., a Nevada corporation incorporated in July 1997. Under the reorganization, the Softlink California stockholders received approximately
0.6745344 shares of common stock of Draco in exchange for each of the 4,259,449 outstanding shares of Softlink California common stock, and Softlink California became a wholly-owned subsidiary of Draco. An aggregate of 2,873,145 shares was issued to the former Softlink California stockholders in the reorganization with Draco and the Softlink California stockholders owned approximately 52% of Draco immediately after the reorganization. As part of the reorganization, all of the executive officers and directors of Draco resigned and the executive officers and directors of Softlink California became the executive officers and directors of Draco, which then changed its name to Softlink, Inc.

Stock Option Grants

     In May 1998, Johnson C. Lee and Edmund Leung each were issued options to purchase 80,201 shares of inChorus.com common stock.

     In March 1999, we issued William Yuan options to purchase up to 500,000 shares of our common stock, and in April 1999, each of Johnson C. Lee and Edmund Leung were granted options to purchase up to 50,000 shares of our common stock. All of these options were rescinded by our board of directors and are now of no further force or effect.

     In September 1999, we issued each of Johnson C. Lee and Edmund Leung options to purchase 50,000 shares of inChorus.com common stock pursuant to our stock option plan. These options had an exercise price of $2.00, which was more than 110% of the fair market value of our common stock on the date of grant. For each of Mr. Lee and Mr. Leung, the right to purchase 6,250 shares vested on the date of grant and the right to purchase the remainder vest in seven quarterly installments.

     In September 1999, we also issued William Yuan options to purchase up to 657,143 shares of our common stock. These options have an exercise price of $1.75, the fair market value of our common stock on the date of grant. Mr. Yuan's right to purchase 217,143 shares vested on the date of grant. Options to purchase 180,000 of the shares vest in 18 monthly installments. The right to purchase 130,000 shares vests upon the listing of inChorus.com with Nasdaq. The right to purchase the remaining 130,000 shares vests upon the recording by inChorus.com of $12 million in revenue.

     In October 1999, we issued Ralph G. Coan options to purchase up to 200,000 shares of our common stock. These options have an exercise price of $1.45, the fair market value of our common stock on the date of grant. The right to exercise these options vests in 16 equal quarterly installments.

Other Agreements

     As described above, we have entered into employment agreements with William Yuan, our President and Chief Executive Officer, Johnson C. Lee, our Chairman, and Edmund Leung, our Chief Technical Officer and Vice President of Engineering.

     During the year, ended March 31, 1999, we accepted a loan from Silicon Valley New Issues, a shareholder of inChorus.com, in the amount of $165,000. We repaid this loan during the quarter ended September 30, 1999.

     In December 1999, we issued each of William Yuan, Johnson C. Lee and Edmund Leung 1,250 shares of common stock as bonus compensation for services rendered by them on behalf of inChorus.com.

     In December 1999, we issued 1,000 shares of common stock to Ralph G. Coan as bonus compensation for services rendered by Mr. Coan.

     In March 2000, we entered into a license agreement with eNews Corporation, under which eNews is to pay $1,000.000. Additionally, we invested $149,200 in eNews in June 2000. eNews paid $250,000 relating to the license agreement during the quarter ended June 30, 2000. Additionally, we recorded revenue of $56,300 during the three months ended June 30, 2000, relating to support and maintenance under the license agreement. As of June 30, 2000, amounts due under the license agreement were $789,300, offset by deferred revenue of $750,000.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of August 31, 2000, the ownership of our common stock by each of our directors and executive officers, all of our executive officers and directors as a group, and all persons known by us to beneficially own more than 5% of our common stock.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own and the address of each beneficial owner listed below is c/o inChorus.com, 2041 Mission College Boulevard, Suite 259, Santa Clara, California 95054.

     The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at August 31, 2000 is 11,526,310.

--------------------------------------------------------------------------------------------------------
Name And Address Of Beneficial             Amount And Nature      Percent Of             Percent Of
Owner                                      Of Beneficial          Class Before the       Class After the
                                           Ownership              Offering               Offering
Executive Officers and
Directors:
--------------------------------------------------------------------------------------------------------
Johnson C. Lee                                 1,144,238              9.8%                   3.6%
--------------------------------------------------------------------------------------------------------
William Yuan                                     368,393              3.1%                   1.2%
--------------------------------------------------------------------------------------------------------
Edmund T. Leung                                1,137,238              9.8%                   3.6%
--------------------------------------------------------------------------------------------------------
Ralph G. Coan                                     66,500               *                      *
--------------------------------------------------------------------------------------------------------
All directors and executive officers           2,716,369             22.7%                   8.4%
as a group (four persons)
--------------------------------------------------------------------------------------------------------

*Less than one percent.

     The number of shares shown for Mr. Leung and Mr. Lee each includes 104,334 shares of common stock subject to options that are exercisable within 60 days of August 31, 2000. The number of shares shown for Mr. Yuan includes 347,143 shares of common stock subject to options that are exercisable within 60 days of August 31, 2000. The number of shares shown for Mr. Coan includes 62,500 shares of common stock subject to options that are exercisable within 60 days of August 31, 2000. The number of shares shown for all directors and executive officers includes 618,311 shares of common stock subject to options that are exercisable within 60 days of August 31, 2000.

     As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 22.7% of our outstanding common stock. As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

                         DESCRIPTION OF CAPITAL STOCK

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities. Our articles of incorporation and bylaws have been filed with the Securities and Exchange Commission as exhibits to this registration statement of which this prospectus forms a part.

     We may offer shares of common stock under this prospectus. The aggregate number of shares to be offered will not exceed 20,000,000.

   Our authorized capital stock consists of 59,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of August 31, 2000, 11,526,310 shares of our common stock were issued and outstanding and 4,093,207 shares of common stock were reserved for issuance upon exercise of outstanding options and warrants. As of August 31, 2000, 105 shares of our Preferred Stock were issued and outstanding.

Description of Common Stock

     The holders of our common stock are entitled to equal amounts per share of any dividends and distributions declared by the board of directors. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of inChorus.com, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

     Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

Description of the Equity Line Agreement

     We entered into an equity line agreement with Plumrose Holdings, Ltd. And WEC Global Telecom Ltd. effective April 24, 2000. This agreement entitles us to sell, from time to time through April 24, 2001, up to $5,000,000 of our common stock.

     On August 11, 2000, our registration statement on Form SB-2 (File No. 333-39534), filed in connection with the equity line agreement, was declared effective by the Securities and Exchange Commission, and continuing from that date through April 24, 2001. We may from time to time, in our sole discretion sell, or put, shares of our common stock to Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. at a price per share equal to the average daily price on each separate trading day during each draw down pricing period. The pricing period is 15 days for the first draw down period and all other draw down periods except the second, and

45 days for the second draw down period. We may sell as much as $2,000,000 in common stock during the first draw down period, up to $3,000,000 in common stock during the second draw down period, and up to $500,000 in common stock during subsequent draw down periods, subject to certain conditions, with the total amount sold not to exceed $5,000,000. The maximum dollar amount of the draw down during the first draw down period and all other draw down periods except the second draw down period is limited to an amount equal to 20% of the product of (i) the average stock price over the 45-day draw down period, (ii) the average trading volume during that period and (iii) 45. The minimum draw down is $250,000.

     To date, we have not drawn down any Capital under the equity line. Although we do not currently intend to draw down capital under the equity line, we may do so in the near future. Based on our 15-day average daily price, as of May 11, 2000, of approximately $1.17 per share and our 15-day average daily trading volume of 72,920 shares, we would have been entitled to draw down approximately $255,950. We may effect subsequent draw downs of the applicable maximum amount available under the equity line every 45 trading days thereafter until April 24, 2001, the termination date of the equity line.

     Our ability to put shares of our common stock to Plumrose Holdings, Ltd. and WEC Global Telecom Ltd. is subject to certain conditions and limitations, including but not limited to the following:

     - our registration statement on Form SB-2 (File No. 333-39534) must remain effective on the date of each put;

     - our representations and warranties to Plumrose and WEC set forth in the equity line agreement must be true and correct in all material respects as of the date of each put.

     - no statute, rule, regulation, executive order, decree, ruling or injuction shall be in effect that prohibits, nor any action, suit or proceeding shall be in progress, pending or threatened that seeks to enjoin or prohibit, the transactions contemplated under the equity line agreement, or otherwise has a material adverse effect on our business, operations, properties or financial condition;

     - at the time of a put, there shall have been no material adverse change in our business, operations, properties, prospects or financial condition, except as disclosed in our reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

     - our common stock shall not have been delisted from its principal market nor suspended from trading;

     - the total of all of Plumrose's and WEC's purchases of common stock under the equity line agreement shall not exceed $5,000,000; and

     - at least 15 trading days (and in the case of the second draw down, 45 days) shall have elapsed between puts.

     Plumrose and WEC, or other underwriters of the securities, have the right to our records and properties to obtain information about us and the accuracy of this registration statement and prospectus, but are not entitled to reject a put by us based on their review. Plumrose and WEC may be entitled to indemnification by us for any lawsuits based on language in this prospectus with which they do not agree.

     We cannot assure you that we will satisfy all conditions required under the equity line agreement or that we will be able to sell any shares to Plumrose and/or WEC thereunder.

     As discussed above, we filed a registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000, in order to permit Plumrose and WEC to resell to the public any common stock issued under the equity line agreement.

     In connection with the equity line agreement, on April 24, 2000, we issued to each of Plumrose and WEC a warrant to purchase 50,000 shares of our common stock, at an exercise price of $1.50 per share. The warrants are exercisable through April 24, 2003, and contain provisions that protect Plumrose and WEC against dilution upon the occurrence of certain events, such as a stock split, reverse stock split, stock dividend or recapitalization. Under a registration rights agreement, we agreed to register for resale the common stock issuable to Plumrose and WEC under the equity line agreement and the warrants. In this regard, we filed our registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000. Registration permits Plumrose and WEC to resell common stock from time to time in the market or in privately-negotiated transactions. We will prepare and file amendments and supplements to the registration statement as may be necessary in order to keep the registration statement effective as long as Plumrose or WEC hold shares of our stock. We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

Description of the 8% Convertible Debentures

     We issued 8% convertible debentures in the original principal amount of $2,000,000 to AMRO in March 2000. The debentures are convertible, at the option of the holder, into shares of our common stock at a price per share of $1.75, subject to adjustments for stock splits, stock dividends and reverse stock splits. Interest is payable quarterly.

     Pursuant to the agreement with AMRO providing for the issuance of the debentures, we filed our registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000, that includes up to 1,142,857 shares of common stock available for issuance upon conversion of the debentures, which shares AMRO may then offer and sell to the public. In August 2000, we issued 100,000 shares of common stock to AMRO in lieu of $40,000 in penalties for failure to file the registration statement on a timely basis. We have also issued warrants to AMRO to purchase 100,000 shares of common stock at an exercise price of $3.187 per share, which shares AMRO may then also offer and sell to the public through the above referenced registration statement.

Description of Preferred Stock

     The board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the board of directors may fix its rights, preferences and designations.

     On August 17, 1999, we issued 300 shares of Series A Convertible Preferred Stock to two investors. The Series A Convertible Preferred Stock is convertible at the option of the preferred stockholders into shares of our common stock equal to the stated value of the Series A Convertible Preferred Stock, equal to $10,000 per share plus all accrued but unpaid dividends, divided by the conversion price. The conversion price is the lesser of (i) $2.51 and (ii) 85% of the lowest three closing bid prices of our common stock on the Over-The-Counter market during the 50 trading days preceding the conversion date. As of August 31, 2000, holders of our Series A Preferred Stock had converted an aggregate of 195 shares of preferred stock into an aggregate of 3,116,771 shares of common stock.

     No holder of Series A Convertible Preferred Stock together with any affiliate thereof may beneficially own in excess of 4.999% of the outstanding shares of common stock following conversion. These restrictions may only be waived by a holder of the Series A Preferred Stock after providing 61 days' notice to us.

     If the Series A Convertible Preferred Stock has not been converted or redeemed by August 17, 2002, it will automatically convert into common stock on that date, subject to exceptions. Upon the occurrence of certain events specified in the securities purchase agreement, the holders of Series A Convertible Preferred Stock may elect to have us redeem the Series A Convertible Preferred Stock at a premium to their purchase price. These events include the following:

     - failure by us to maintain the effectiveness of the registration statement filed to register the common stock underlying the preferred stock;

     - failure of our common stock to be eligible for quotation on the NASD O-T-C Market, or any subsequent market on which our common stock may be listed;

     - failure by us to issue shares of our common stock upon conversion of the Series A Convertible Preferred Stock;

     - participation by us in a change of control transaction, agreement by us to sell, in one or a series of related transactions all or substantially all of our assets, or redemption by us of more than a de minimus amount of securities;

     - failure by us to cure an event of default under the securities purchase agreement within 60 days after receipt of notice of such default; and

     - failure by us to keep the specified number of shares of our common stock reserved for issuance upon conversion of the Series A Convertible Preferred Stock.

     We may also redeem the Series A Convertible Preferred Stock at any time, with prior notice, if the conversion price is equal to or falls below $1.75 per share. Holders of Series A Convertible Preferred Stock are entitled to receive cumulative dividends at the rate of seven percent per year, payable in cash or shares of our common stock.

     The foregoing has been a brief description of some of the terms of our Series A Convertible Preferred Stock. For a more detailed description of the rights of the holders of the Series A Convertible Preferred Stock, prospective investors are directed to the actual certificate of designation that has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Other than the Series A Convertible Preferred Stock described above, no shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. This difficulty could adversely affect prevailing market prices for our common stock.

Description of Series A Warrants

     In connection with the August 1999 issuance of our Series A Preferred Stock, we also issued warrants to purchase shares of our common stock to the two investors, Deephaven Private Placement Trading Ltd. and Hornblower Investors LLC. These warrants may be exercised at any time during the five-year period following their issuance at an exercise price of $2.43756 per share. The warrants contain certain provisions that limit the number of shares of common stock into which they are exercisable. Under these provisions, no holder of a warrant may exercise his or her warrant if such exercise would result in the holder beneficially owning more than 4.999% of our common stock.

     In consideration for services provided by Cardinal Capital Management, Inc. to us, we have issued to Cardinal Capital warrants to purchase up to 150,000 shares of our common stock. The warrants may be exercised at any time during the five-year period following their issuance at an exercise price of $2.25 per share. The number of shares issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock splits, dividends or reclassifications. The warrants carry registration rights which are described below.

     This has been a brief description of some of the terms of our outstanding warrants. For a more detailed description of the rights of the holders of the warrants, prospective investors are directed to the actual forms of warrants that have been filed as exhibits to the registration statement of which this prospectus is a part.

Registration Rights

     Deephaven Private Placement Trading Ltd. and Hornblower Investors LLC have registration rights with respect to the Series A Preferred Stock and warrants they hold. Pursuant to a registration rights agreement, the common stock underlying the Series A Preferred Stock and warrants issued to these investors have been registered pursuant to our registration statement on Form SB-2 (File No. 333-90185), declared effective by the Securities and Exchange Commission in February, 1999. The registration rights agreement requires us to keep the registration statement effective until all of the common stock offered has been sold. We are responsible for the payment of all fees and costs associated with the registration of the common stock, except that we are not responsible for fees generated by the investors' counsel. We are required to indemnify and hold harmless each investor and its officers, directors, agents and brokers against any untrue statement of a material fact in a registration statement, prospectus or amendment or supplement to a registration statement or prospectus. Specific procedures for carrying out the indemnification are set forth in the registration rights agreement.

     Cardinal Capital Management, Inc. has registration rights with respect to the warrants it holds. Pursuant to our agreement with Cardinal Capital, the common stock underlying warrants issued to Cardinal Capital were registered as part of the registration statement filed for the Series A Preferred Stock.

     As discussed above, Plumrose and WEC were granted registration rights in connection with shares issued to them under our equity line of credit agreement with them. In this regard, we filed a registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000, in order to permit to resell to the public any common stock issued under the equity line agreement.

     Pursuant to our agreement with the holders of our 8% convertible debentures, we were required to file our registration statement on Form SB-2 (File No. 333-39534), which was declared effective by the Securities and Exchange Commission on August 11, 2000, registering shares of stock issuable upon conversion of the debentures as well as the shares underlying warrants to purchase common stock issued to the debenture holders.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

     We are incorporated under the laws of the State of Nevada and are therefore subject to various provisions of the Nevada Corporation laws, which may have the effect of delaying or deterring a change in the control or management of inChorus.com.

     Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes 78.411-78.444 applies to Nevada corporations having at least 200 stockholders. It prohibits a stockholder who owns at least 10% of the outstanding voting shares of a company from entering into a merger, exchange, sale of assets, liquidation or other similar, major transaction with that company unless certain conditions are met.

     A company to which the statute applies may not engage in such a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the Articles of Incorporation are met and either

     - the board of directors or the shareholders approve of the transactions.

     - the market value of cash and other consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

     Nevada's "Control Share Acquisition Statute," Nevada Revised Statute
Section 78.378-78.379, generally prohibits a shareholder from attempting to acquire the company from voting shares of the company's stock once the shareholder owns a certain percentage of the company's stock unless the shareholders first approve. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. While we do not currently exceed these thresholds, we may well do so in the near future. The Control Share Acquisition Statute also provides that the stockholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute).

     Certain provisions of our Bylaws, which are summarized below, may affect potential changes in control of inChorus.com. The board of directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquiror to negotiate with the board of directors, which will be able to consider the interests of all stockholders in a change in control situation. However, the cumulative effect of these terms maybe to make it more difficult to acquire and exercise control of inChorus.com and to make changes in management more difficult.

     The Bylaws provide the number of directors of inChorus.com shall be established by the board of directors, but shall be no less than one. Between stockholder meetings, the Board may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

     The Bylaws further provide that stockholder action may be taken at a meeting of stockholders and may be effected by a consent in writing if such consent is signed by the holders of the percentage of our shares required to approve the action at a meeting. We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

     The provisions described above may have the effect of delaying or deterring a change in the control or management of inChorus.com.

Application of California GCL

     Although we are incorporated in Nevada, our headquarters is in the State of California. Section 2115 of the California GCL ("Section 2115") provides that certain provisions of the California GCL shall be applicable to a corporation organized under the laws of another state to the exclusion of the law of the state in which it is incorporated, if the corporation meets certain tests regarding the business done in California and the number of its California stockholders.

     An entity such as us can be subject to Section 2115 if the average of the property factor, payroll factor and sales factor deemed to be in California during its latest full income year is more than 50 percent and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York or American Stock Exchange, or with outstanding securities designated as qualified for trading as a national market security on NASDAQ, if such corporation has at least 800 beneficial holders of its equity securities. Since the average of our property factor, payroll factor and sales factor deemed to be in California during our latest fiscal year was almost 100%, and over 60% of our outstanding voting securities are held of record by persons having addresses in California, and our securities do not currently qualify as a national market security on NASDAQ, we are subject to Section 2115.

     During the period that we are subject to Section 2115, the provisions of the California GCL regarding the following matters are made applicable to the exclusion of the law of the State of Nevada:

     -    general provisions and definitions;
     -    annual election of directors;
     -    removal of directors without cause;
     -    removal of directors by court proceedings;
     - filling of director vacancies where less than a majority in office were elected by the stockholders;
     -    directors' standard of care;
     -    liability of directors for unlawful distributions;
     -    indemnification of directors, officers and others;
     -    limitations on corporate distributions of cash or property;
     -    liability of a stockholder who receives an unlawful distribution;
     -    requirements for annual stockholders' meetings;
     -    stockholders' right to cumulate votes at any election of directors;
     -    supermajority vote requirements;
     -    limitations on sales of assets;
     -    limitations on mergers;
     -    reorganizations;
     -    dissenters' rights in connection with reorganizations;
     -    required records and reports;
     -    actions by the California Attorney General; and
     -    rights of inspection.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is U.S. Stock Transfer, and its telephone number is (800) 835-8778.

                        SHARES ELIGIBLE FOR FUTURE SALE

     On August 31, 2000, 11,526,310 shares of our common stock were outstanding, and 2,416,714 shares of common stock were subject to options granted under our 1999 Stock Option Plan and otherwise. Of the outstanding shares, 4,277,757 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

     In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

     We also filed a registration statement on form SB-2 (File No. 333-90185) covering shares of common stock underlying the preferred stock held by two investors. Pursuant to this registration statement 7,551,058 shares of common stock became immediately eligible for resale upon the conversion of the preferred stock. We also filed a registration statement on form SB-2 (File No. 333-39534) to register for resale 8,2000,000 of the shares of common stock reserved for issuance upon the conversion of our 8% convertible debentures and issued in connection with our equity line agreement. Additionally, we have filed registration statements on form S-8 covering an aggregate amount of 4,644,743 shares issuable pursuant to outstanding options to purchase shares of our common stock.

     There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                             PLAN OF DISTRIBUTION

     We may sell the securities through underwriters, agents or dealers or directly to purchases. A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed form time to time.

         If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

         During or after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

         We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named, and any commissions payable by us to an agent will be set forth, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If dealers are used in any of the sales of common stock covered by this prospectus, we will sell common stock to dealers as principals. The dealers may then resell the common stock to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

     We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

                                 LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.

                                    EXPERTS

     The financial statements included in the registration statement on Form SB-2 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Softlink, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

     Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy
                              ------------------
and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                                                     Contents


       Report of Independent Certified Public Accountants                    F-2

       Consolidated Financial Statements

              Consolidated balance sheets                              F-3 - F-4
              Consolidated statements of operations                          F-5
              Consolidated statements of stockholders' equity (deficiency)   F-6
              Consolidated statements of cash flows                          F-7
              Notes to consolidated financial statements              F-8 - F-28

Report of Independent Certified Public Accountants


The Board of Directors and Stockholders of inChorus.com (formerly known as Softlink, Inc.)

We have audited the accompanying consolidated balance sheets of inChorus.com (formerly known as Softlink, Inc.) and subsidiary as of March 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the two years in the period ended March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of inChorus.com (formerly known as Softlink, Inc.) and subsidiary as of March 31, 2000 and the results of their consolidated operations and cash flows for each of the two years in the period ended March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $8,887,900 as of March 31, 2000 and incurred net losses of $6,148,600 and $1,015,900 for the years ended March 31, 2000 and 1999, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ BDO Seidman

San Jose, California
May 15, 2000, except for the third paragraph of Note 13, for which the date is June 8, 2000
                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)
                                                     Consolidated Balance Sheets

                                                                        June 30,         March 31,
                                                                          2000             2000
-------------------------------------------------------------------------------------------------
                                                                       (Unaudited)
Assets

Current Assets:
  Cash and cash equivalents                                        $    445,700       $ 1,995,900
  Due from related party (Note 6)                                       789,300           700,000
  Accounts receivable, net of allowance for doubtful
     accounts of $550,900 and $672,200 (Notes 6 and 10)                 140,300             1,400
  Inventories                                                            82,300            98,100
  Prepaid expenses and other current assets                             196,000           154,600
-------------------------------------------------------------------------------------------------
Total Current Assets                                                  1,653,600         2,950,000

Property and Equipment, net (Note 3)                                    163,800           157,000

Investments                                                             149,200                --

Deposits and Other Assets (Note 4)                                      162,400           181,600
-------------------------------------------------------------------------------------------------
                                                                   $  2,129,000       $ 3,288,600
=================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                   inChorus.com
                                              (formerly known as Softlink, Inc.)
                                                    Consolidated Balance Sheets

===========================================================================================================
                                                                                  June 30,       March 31,
                                                                                    2000            2000
-----------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)
Liabilities and Stockholders' Deficiency

Current Liabilities:
  Accounts payable                                                             $    349,700    $    524,300
  Accrued expenses                                                                  333,400         207,000
  Deferred revenue (Note 6)                                                         772,300         734,700
  Obligations under capital lease, current portion (Note 3)                           6,100           6,800
-----------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                         1,461,500       1,472,800

Convertible notes payable (Notes 4 and 5)                                         1,899,000       1,878,800
Obligations under capital lease, net of current portion (Note 3)                     32,000          25,900
-----------------------------------------------------------------------------------------------------------
Total Liabilities                                                                 3,392,500       3,377,500
-----------------------------------------------------------------------------------------------------------
Commitments, Contingencies, and Subsequent
  Events (Notes 6, 7, 9, 12, and 13)

Stockholders' Deficiency (Notes 1, 5, 7, 9, and 13):
  Convertible preferred stock, $0.001 par value; 1,000,000
     shares authorized; 118 and 159 shares issued and outstanding                   936,800       1,264,400
  Common stock, $0.001 par value; 59,000,000
     and 50,000,000 shares authorized; 10,955,997 and
     10,261,714 shares issued and outstanding                                        11,000          10,300
  Additional paid-in capital                                                      7,983,900       7,542,100
  Accumulated deficit                                                           (10,177,400)     (8,887,900)
-----------------------------------------------------------------------------------------------------------
                                                                                 (1,245,700)        (71,100)
  Less: Notes receivable                                                            (17,800)        (17,800)
-----------------------------------------------------------------------------------------------------------
Total Stockholders' Deficiency                                                   (1,263,500)        (88,900)
-----------------------------------------------------------------------------------------------------------
                                                                               $  2,129,000    $  3,288,600
===========================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                    inChorus.com
                                               (formerly known as Softlink Inc.)
                                           Consolidated Statements of Operations

                                                                  Three Months Ended June 30,           Years Ended March 31,
                                                                  --------------------------          -----------------------
                                                                     2000            1999             2000              1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                  (Unaudited)     (Unaudited)
Revenue:
        License fee revenue, including $250,000 from
                related party for quarter ended June 30, 2000   $    262,500    $    153,100    $    309,200    $    640,000
        Product and service revenue, including $56,300 from
                related party for quarter ended June 30, 2000        140,800         171,500         371,000          91,100
-----------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                        403,300         324,600         680,200         731,100
-----------------------------------------------------------------------------------------------------------------------------
Cost of Sales                                                         88,300          57,000         491,100          39,200
-----------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                         315,000         267,600         189,100         691,900
-----------------------------------------------------------------------------------------------------------------------------
Operating Expenses (Notes 7 and 9):
        Research and development                                     321,900         187,500         907,500         286,300
        Sales and marketing                                          620,800         232,600       1,625,800         688,600
        General and administrative                                   563,300         403,100       2,523,400         845,100
-----------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                           1,506,000         823,200       5,056,700       1,820,000
-----------------------------------------------------------------------------------------------------------------------------
Loss From Operations                                              (1,191,000)       (555,600)     (4,867,600)     (1,128,100)
-----------------------------------------------------------------------------------------------------------------------------
Other Income (Expense):
        Interest income                                               14,300             900          72,500         115,500
        Interest expense, including noncash interest
                of $1,298,400 for the year ended
                March 31, 2000 (Notes 5 and 11)                      (62,700)             --      (1,311,100)         (2,500)
        Other                                                             --          (7,200)         (6,700)             --
-----------------------------------------------------------------------------------------------------------------------------
Total Other Income (Expense)                                         (48,400)         (6,300)     (1,245,300)        113,000
-----------------------------------------------------------------------------------------------------------------------------
Loss Before Provision for Income Taxes                            (1,239,400)       (561,900)     (6,112,900)     (1,015,100)

Provision for Income Taxes (Note 8)                                   25,800             800          35,700             800
-----------------------------------------------------------------------------------------------------------------------------
Net Loss                                                          (1,265,200)       (562,700)     (6,148,600)     (1,015,900)

Preferred Stock Dividends                                            (24,300)             --        (120,200)             --
Deemed Dividend on Beneficial Conversion of
        Preferred Stock (Note 9)                                          --              --        (972,600)             --
-----------------------------------------------------------------------------------------------------------------------------
Net Loss Allocable to Common Shareholders                       $ (1,289,500)   $   (562,700)   $ (7,241,400)   $ (1,015,900)
============================================================================================================================
Basic and diluted loss per share                                $      (0.12)   $      (0.07)   $      (0.88)   $      (0.14)
============================================================================================================================
Basic and diluted weighted-average common
        shares outstanding                                        10,533,300       7,803,700       8,195,300       7,132,600
============================================================================================================================

                  See accompanying notes to consolidated financial statements.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)
                    Consolidated Statements of Stockholders' Equity (Deficiency)
                                                         (Notes 1, 5, 9, and 13)


                                                                                                                      Additional
                                                                    Preferred Stock            Common Stock            Paid-in
                                                                  --------------------   ------------------------
                                                                   Shares      Amount        Shares       Amount        Capital
---------------------------------------------------------------------------------------------------------------------------------
Balances, April 1, 1998                                                --   $       --     5,500,425   $    5,500    $  1,111,700

Issuance of common stock for cash and notes receivable                 --           --     6,512,835        6,500       5,033,400
Stock option grants                                                    --           --            --           --         343,000
Repurchase and retirement of common stock                              --           --    (2,650,130)      (2,600)       (971,300)
Treasury stock acquired, at cost                                       --           --            --           --              --
Issuance of treasury stock for retirement of debt                      --           --            --           --          22,600
Issuance of treasury stock as bonus to existing shareholders           --           --            --           --          95,300
Payments received on notes receivable                                  --           --            --           --              --
Net loss                                                               --           --            --           --              --
---------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 1999                                               --           --     9,363,130        9,400       5,634,700

Stock option grants                                                    --           --            --           --         538,200
Issuance of treasury stock for cash and notes receivable               --           --            --           --             700
Issuance of treasury stock for cash                                    --           --            --           --          19,400
Issuance of common stock as employee bonus                             --           --        28,244           --          26,500
Issuance of common stock for cash                                      --           --         1,000           --           1,200
Exercise of common stock options                                       --           --        40,000          100          24,300
Issuance of convertible preferred stock and warrants, net
  of offering costs of $211,300                                       300    2,385,700            --           --         403,000
Deemed dividend on beneficial conversion of preferred stock            --           --            --           --         972,600
Dividend in arrears - convertible preferred stock                      --           --            --           --         120,200
Conversion of preferred stock and accrued dividends to
  common stock                                                       (141)  (1,121,300)    2,283,696        2,300       1,119,000
Retirement of treasury stock                                           --           --    (1,454,356)      (1,500)     (2,737,300)
Deemed interest on beneficial conversion of note payable to
  common stock                                                         --           --            --           --       1,298,400
Issuance of warrants to purchase common stock in
  conjunction with debt financing                                      --           --            --           --         121,200
Net loss                                                               --           --            --           --
---------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 2000                                              159    1,264,400    10,261,714       10,300       7,542,100

Issuance of common stock as employee bonus (unaudited)                 --           --        10,000           --          17,400
Exercise of common stock options (unaudited)                           --           --       120,000          100          73,100
Dividend in arrears - convertible preferred stock (unaudited)          --           --            --           --          24,300
Conversion of preferred stock and accrued dividends to
  common stock (unaudited)                                            (41)    (327,600)      564,283          600         327,000
Net loss (unaudited)                                                   --           --            --           --              --
---------------------------------------------------------------------------------------------------------------------------------
Balances, June 30, 2000 (unaudited)                                   118   $  936,800    10,955,997   $   11,000    $  7,983,900
=================================================================================================================================

                                                                Accumulated       Treasury Stock           Notes
                                                                             -----------------------
                                                                  Deficit       Shares      Amount      Receivable       Total
----------------------------------------------------------------------------------------------------------------------------------
Balances, April 1, 1998                                        $   (630,600)         --  $        --   $   (550,000) $    (63,400)

Issuance of common stock for cash and notes receivable                   --          --           --     (4,976,300)       63,600
Stock option grants                                                      --          --           --             --       343,000
Repurchase and retirement of common stock                                --          --           --        973,900            --
Treasury stock acquired, at cost                                         --  (1,771,209)  (3,186,500)     3,186,500            --
Issuance of treasury stock for retirement of debt                        --      21,209       57,000             --        79,600
Issuance of treasury stock as bonus to existing shareholders             --     156,250       13,000             --       108,300
Payments received on notes receivable                                    --          --           --      1,365,900     1,365,900
Net loss                                                         (1,015,900)         --           --             --    (1,015,900)
----------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 1999                                         (1,646,500) (1,593,750)  (3,116,500)            --       881,100

Stock option grants                                                      --          --           --             --       538,200
Issuance of treasury stock for cash and notes receivable                 --      72,727      197,100        (17,800)      180,000
Issuance of treasury stock for cash                                      --      66,667      180,600             --       200,000
Issuance of common stock as employee bonus                               --          --           --             --        26,500
Issuance of common stock for cash                                        --          --           --             --         1,200
Exercise of common stock options                                         --          --           --             --        24,400
Issuance of convertible preferred stock and warrants, net
  of offering costs of $211,300                                          --          --           --             --     2,788,700
Deemed dividend on beneficial conversion of preferred stock        (972,600)         --           --             --            --
Dividend in arrears - convertible preferred stock                  (120,200)         --           --             --            --
Conversion of preferred stock and accrued dividends to
  common stock                                                           --          --           --             --            --
Retirement of treasury stock
Deemed interest on beneficial conversion of note payable to              --   1,454,356    2,738,800             --            --
  common stock
Issuance of warrants to purchase common stock in                         --          --           --             --     1,298,400
  conjunction with debt financing                                        --          --           --             --       121,200
Net loss                                                         (6,148,600)         --           --             --    (6,148,600)
----------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 2000                                         (8,887,900)         --           --        (17,800)      (88,900)

Issuance of common stock as employee bonus (unaudited)                   --          --           --             --        17,400
Exercise of common stock options (unaudited)                             --          --           --             --        73,200
Dividend in arrears - convertible preferred stock (unaudited)       (24,300)         --           --             --            --
Conversion of preferred stock and accrued dividends to
  common stock (unaudited)                                               --          --           --             --            --
Net loss (unaudited)                                             (1,265,200)         --           --             --    (1,265,200)
----------------------------------------------------------------------------------------------------------------------------------
Balances, June 30, 2000 (unaudited)                            $(10,177,400)         --  $        --   $    (17,800) $ (1,263,500)
==================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)
                                           Consolidated Statements of Cash Flows
                                                                         Note ??

================================================================================

                                                                 Three Months Ended June 30,      Year Ended March 31,
                                                                 ----------------------------  ---------------------------
                                                                      2000           1999          2000           1999
==========================================================================================================================
                                                                 (Unaudited)     (Unaudited)
Cash Flows From Operating Activities:
  Net loss                                                       $ (1,265,200)   $  (562,700)  $ (6,148,600)  $ (1,015,900)
  Adjustments to reconcile net loss to net cash provided
    by operating activities:
      Depreciation                                                     24,300          5,100         22,900          7,100
      Allowance for doubtful accounts                                (121,300)         2,200        672,200             --
      Amortization of notes payable discount                           27,500             --             --             --
      Compensation relating to stock options issued                        --        205,000        538,200        343,000
      Compensation relating to stock issued for services               17,400             --         26,500             --
      Deemed interest on beneficial conversion of
        note payable to common stock                                       --             --      1,298,400             --
      Compensation relating to issuance of treasury stock                  --             --             --        108,300
      Changes in current operating assets and liabilities:
        Accounts receivable                                           (17,600)      (318,700)      (243,000)      (423,700)
        Due from related party                                        (89,300)            --       (700,000)            --
        Inventories                                                    15,800        (33,500)       (58,500)       (25,600)
        Prepaid expenses and other current assets                     (41,400)       (50,300)       (71,100)       (82,700)
        Accounts payable                                             (174,600)        56,200        444,600         77,200
        Accrued expenses                                              126,400         20,900        200,300          6,700
        Deferred revenue                                               37,600         12,700        734,700             --
--------------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                              (1,460,400)      (663,100)    (3,283,400)    (1,005,600)
--------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
  Payments to acquire property and equipment                          (31,100)       (53,000)       (90,300)       (49,800)
  Deposits and other assets                                          (130,000)       (15,200)      (129,600)       (52,000)
  Payments for notes receivable                                            --             --       (155,000)            --
  Proceeds from repayment of notes receivable                              --             --        155,000             --
--------------------------------------------------------------------------------------------------------------------------
Net Cash Used In Investing Activities                                (161,100)       (68,200)      (219,900)      (101,800)
--------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
  Proceeds from note payable to shareholder                                --        100,000        218,300             --
  Principal payments on notes payable to shareholder                       --             --       (218,300)       (50,000)
  Proceeds from borrowing on notes payable                                 --             --        120,000             --
  Principal payments on notes payable                                      --             --       (120,000)       (16,500)
  Principal payments on capital lease obligations                      (1,900)            --         (2,600)            --
  Proceeds from issuance of convertible preferred stock                    --             --      2,788,700             --
  Proceeds from issuance of convertible note payable                       --             --      2,000,000
  Proceeds from issuance of common stock                               73,200             --         25,600         63,600
  Proceeds from issuance of treasury stock                                 --        380,000        380,000             --
  Payments received on shareholder notes receivable                        --             --             --      1,365,900
--------------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Financing Activities                              71,300        480,000      5,191,700      1,363,000
--------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents               (1,550,200)      (251,300)     1,688,400        255,600

Cash and Cash Equivalents, beginning of period                      1,995,900        307,500        307,500         51,900
--------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, end of period                         $    445,700    $    56,200   $  1,995,900   $    307,500
==========================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

               (Information with respect to June 30, 2000 and 1999 is unaudited)

1. Summary of
   Significant             The Company
   Accounting Policies     Softlink, Inc. (formerly Draco Technologies, Inc., a
   and Basis of            publicly traded shell corporation) (the Company), a
   Presentation            Nevada Corporation, was incorporated on July 24,
                           1997. In February 2000, the Company changed its name to inChorus.com.

                           On March 31, 1998 the Company completed the acquisition of 100% of the outstanding common stock of Softlink, Inc., a California corporation, (Softlink CA) in exchange for 2,873,145 shares of the Company's $.001 par value common stock. For accounting purposes, the acquisition was treated as the acquisition of the Company by Softlink CA with Softlink CA as the acquirer (reverse acquisition). All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of Softlink CA. The 2,627,280 shares held by the shareholders of the Company prior to the acquisition have been recognized as if they were issued in connection with the acquisition of the Company by Softlink CA. On October 21, 1998, the Company's stock became publicly traded.

                           Softlink CA was incorporated on November 8, 1995. Softlink CA's principal activities consist of developing e-mail enhancement software, and licensing and marketing its products through wholesalers and end-users located primarily in North America.

                           Basis of Presentation

                           The accompanying financial statements as of June 30, 2000 and for the three month periods ended June 30, 2000 and 1999 have not been audited. However, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the three months ended June 30, 2000 are not necessarily indicative of results to be expected for any future period.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

               (Information with respect to June 30, 2000 and 1999 is unaudited)

                           The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company had an accumulated deficit of $8,887,900 as of March 31, 2000 and incurred losses of $6,148,600 and $1,015,900 for the years ended March 31, 2000 and 1999, respectively.

                           These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or refinancing as may be required and ultimately to attain profitability. The Company is actively marketing its existing and new products, which it believes will ultimately lead to profitable operations. Management is also pursuing additional financing and has obtained an equity line under which it may issue up to $5,000,000 in common stock (Note 13). No assurances can be given that the Company will be successful in its efforts.

                           Consolidation

                           The accompanying consolidated financial statements include the accounts of inChorus.com (formerly known as Softlink, Inc.) and its wholly-owned subsidiary, Softlink CA. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

                           Use of Estimates

                           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by the Company include those related to accounts receivable and inventory reserves.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

               (Information with respect to June 30, 2000 and 1999 is unaudited)

                         The determination of the adequacy of the allowances for accounts receivable and inventory are based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.

                         Cash and Cash Equivalents

                         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company places its cash and cash equivalents with a high quality institution. At times, such funds may be in excess of the Federal Deposit Insurance Company limit of $100,000.

                         Accounts Receivable and Allowance for Doubtful Accounts

                         The Company grants credit to its customers after undertaking an investigation of credit risk for all significant amounts and generally does not require cash collateral. When necessary, an allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of loss, adjustments history, current economic conditions and other factors that deserve recognition in estimating potential losses. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management's control.

                         Inventories

                         Inventories, which consist principally of software and packaging, are stated at the lower of cost (average) or market (net realizable value).

                         Property and Equipment

                         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, generally ranging from two to five years.

                         Long-Lived Assets
                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                           (Information with respect to June 30, 2000 and 1999 is unaudited)

                           The Company periodically reviews its long-lived assets for potential impairment based upon the estimated future cash flows expected to result from the use of the asset and its eventual disposition. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company writes the asset down to its estimated then-current fair value.

                           Revenue Recognition

                           Revenues consist of sale of the Company's software products, and fees for license of its products (Note
                           6). Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectibility is probable. Deferred revenue represents the unearned portion of amounts billed to customers.

                           Research and Development Costs

                           Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility has been established. To date, the establishment of technological feasibility of the Company's products and general release substantially coincide. As a result, the Company has not capitalized any software development costs since such costs qualifying for capitalization have not been significant.

                           Advertising Costs
                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                           (Information with respect to June 30, 2000 and 1999 is unaudited)

                           The cost of advertising is expensed as incurred, except for direct response advertising, which is capitalized and amortized over its expected period of future benefits. Direct response advertising consists primarily of television infomercials which are broadcast to elicit sales to customers who respond specifically to the advertisement. The capitalized costs of the advertising are amortized over the period that the infomercial is broadcasted. As of March 31, 2000, none of these advertising costs, pertaining to infomercial production, are included in prepaid expenses and other current assets. Advertising expense for the years ended March 31, 2000 and 1999 aggregated $660,600 and $23,900, respectively. Advertising expense for the three months ended June 30, 2000 and 1999 aggregated $200,800 and $79,300, respectively (unaudited).

                           Income Taxes

                           The Company reports income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying the tax rate expected to be in effect in future years to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Tax credits are recorded as a reduction of the provision for federal income taxes in the year realized. A valuation allowance is established for deferred income tax assets when realization is not deemed certain.

                           Adoption of New Accounting Pronouncements

                           In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 98-1, Software for Internal Use, which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The adoption of SOP No. 98-1 as of April 1, 1999 did not have a material impact on the Company's consolidated financial statements.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                           (Information with respect to June 30, 2000 and 1999 is unaudited)

                           In June 1998, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change. SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                           Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

                           In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44") Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No.
                           25. FIN 44 clarifies the application of Opinion No 25 for (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. Due to the potential repricing of options, FIN 44 may have a material effect on our future financial position or results of operations.

                           Fair Values of Financial Instruments

                           The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                           Cash and cash equivalents:

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                              (Information with respect to June 30, 2000 and 1999 is unaudited)

                              The carrying amount reported in the consolidated balance sheet for cash and cash equivalents approximates fair value for cash and cash equivalents.

                              Loan receivable:

                              The fair value of the loan receivable from Global Access Telephone & Technology, Inc. approximates fair value.

                              Short-term debt:

                              The fair value of short-term debt approximates cost because of the short period of time to maturity.

                              All other financial instruments are carried at amounts that approximate estimated fair value.

                           Reclassifications

                           Certain 2000 and 1999 amounts in the consolidated financial statements and notes thereto have been reclassified to conform to the present period presentation.

                           Earnings Per Share

                           Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. For the years ended March 31, 2000 and 1999, options to purchase 3,079,957 and 2,306,493 shares of common stock, respectively, were excluded from the computation of diluted loss per share since their effect would be antidilutive. For the three months ended June 30, 2000 and 1999, options to purchase 3,579,957 and 2,504,493 shares of common stock, respectively, were excluded from the computation of diluted loss per share since their effect would be antidilutive (unaudited).

2.   Notes Receivable      During 2000, the Company loaned an aggregate of
                           $130,000 to two unrelated companies. As of March 31, 2000, these notes receivable had been repaid.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                           (Information with respect to June 30, 2000 and 1999 is unaudited)

3.   Property and          A summary of property and equipment follows:
     Equipment


                                                                   June 30,       March 31,
                                                                     2000           1999
                           -----------------------------------------------------------------
                                                                 (Unaudited)
                           Furniture and fixtures                $    76,900    $   61,200
                           Equipment                                  14,900       199,200
                           Software                                  133,100        13,400
                           -----------------------------------------------------------------
                                                                     244,900       193,800
                           Less accumulated depreciation              61,100        36,800
                           -----------------------------------------------------------------
                                                                 $   163,800    $  157,000
                           =================================================================

                           Equipment under capital lease obligations aggregated $35,300 as of March 31, 2000 with related accumulated depreciation of $2,700. As of June 30, 2000, equipment under capital lease obligations aggregated $42,500 with related accumulated depreciation of $4,900 (unaudited).

4.   Deposits and          Included in deposits and other assets as of March 31,
     Other Assets          2000 and 1999 is a $49,200 loan receivable from
                           Actanet Inc., an unrelated company. During 2000,
                           Actanet Inc. assigned the loan to Global Access
                           Telephone & Technology, Inc., an unrelated Company, which has agreed to repay the loan at 10% interest in twelve equal payments beginning August 1, 2000.

                           Also included in deposits and other assets as of March 31, 2000 are loan fees of $115,000 relating to the issuance of a $2,000,000 convertible note payable (Note 5). The loan fees are being amortized over the three-year life of the note.

                                                                 inChorus.com
                                           (formerly known as Softlink, Inc.)

                                   Notes to Consolidated Financial Statements

                           (Information with respect to June 30, 2000 and 1999 is unaudited)

5.   Notes Payable         In March 1998, the Company borrowed $50,000 from a
                           stockholder under the terms of a promissory note bearing a 12% interest rate. In August 1998, the note payable and accrued interest were repaid in full.

                           In December 1997, the Company received a $100,000 deposit from Compressant, Inc., a company who had previously entered into a merger agreement with the Company. In April 1998, the Company cancelled the merger agreement with Compressant, Inc. and executed an 8% promissory note payable in December 1998. In July 1998, the promissory note was assigned to Harris & Hull, who subsequently filed a complaint against the Company for breach of contract on the promissory note. In March 1999, the Company entered into a settlement agreement with Harris & Hull which provided for a $5,000 cash payment and a transfer of 21,209 shares of the Company's common stock as full payment on the $84,600 remaining balance due under the promissory note. Since the Company issued shares of treasury stock carried at their acquisition cost of $57,000 to settle this note payable, the resulting gain on this transaction has been recorded as an increase to additional paid-in capital.

                           In June and July 1999, the Company borrowed a total of $202,300 with zero interest from four shareholders, and a $16,000 interest-free loan from an officer, respectively. In August 1999, all of these loans were paid in full.

                           In July 1999, the Company borrowed $100,000 from an unrelated lender under the terms of a promissory note bearing a 10% interest rate. In August 1999, the loan was paid in full.

                           In March 2000, the Company borrowed $2,000,000 from an independent lender. Interest at 8% is payable quarterly. The holder of the notes may convert the entire outstanding principal amount into shares of the Company's common stock at $1.75 per share. The outstanding principal amount of the notes is due September 30, 2001, if not converted. In connection with the notes payable, the Company issued warrants to purchase 100,000 shares of common stock at $3.187 per share. The Company recorded a discount on the notes payable of $121,200, based on the fair value of the warrants, to be amortized as additional interest expense over the life of the notes. The Company also recorded deemed interest of $1,298,400, relating to the beneficial conversion price of the notes payable.

                                                                    InChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

6.  License                  In March 1998, the Company entered into a license
    Agreements               agreement with an unrelated Japanese company, which
                             provides for the exclusive right to sell certain of inChorus.com's products in Japan through June 2000.
                             The license agreement calls for the payment of a minimum guarantee royalty by the licensee of $800,000 during the first fifteen months and $1,200,000 during the next twelve months. The
                             Company recognized $153,100 and $640,000 in license fee income during the years ended March 31, 2000 and 1999, respectively. Included in accounts receivable as of March 31, 2000 and 1999 are $479,900 and $421,900, respectively, due from the licensee. Included in the allowance for doubtful accounts as of March 31, 2000 is $479,900 relating to this receivable. The $1,200,000 that pertains to the second twelve-month period has not been recognized as revenue because collection is not deemed probable.

                             In June 1999, the Company entered into a license agreement with an unrelated U.S. company, which grants the licensee the right to bundle certain software with a hardware product and/or computer services provided by the licensee. The agreement also provides the right to make, sell and offer for sale copies of the licensed software. The licensee paid the Company a one-time license fee of $50,000 for the use of the licensed software for a period of 12 months from the date of the July 1999 initial shipment of the licensed software with licensee's products, not to exceed 300,000 units. The Company shall share a fixed amount of upgrade revenue with licensee each time the licensee's customers upgrade to the Company's product. The license fee is being recognized as revenue over the twelve-month contract term, with $35,400 recognized in 2000.

                             In July 1999, the Company entered into a license agreement with a U.S. based Japanese company, which allows the licensee to replicate, copy and license certain computer software programs as part of a bundle for use with a hardware product. As part of the agreement, the Company will deliver its standard user manual as well as the user guide for the program. The Company will also provide continued upgrades and support to the program. The licensee shall pay the Company a royalty for the program at a fixed price per unit, and the royalty payments will be made to the Company on a quarterly basis. No revenue from this agreement had been recognized as of March 31, 2000.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             In September 1999, the Company entered into a license agreement with an unrelated Japanese Company, which gives the licensee an exclusive right in Japan to utilize and sell the Company's technology for phone-to-PC voice email through March 31, 2001. The licensee made a $12,000 payment for the product development and a prepaid royalty of $10,000 to the Company. The licensee shall also pay a fixed price per copy of software provided to users, and a fixed percentage of usage charge for the phone-to-PC voice email system. Royalty payments will be made to the Company on a quarterly basis. The $12,000 product development payment was recognized as revenue in 2000.

                             In October 1999, the Company entered into a license agreement with an unrelated U.S. Company, which gives the licensee the right to bundle certain software with a hardware product and/or computer services provided by the licensee. The agreement also provides the right to make, sell, and offer for sale copies of the licensed software. The Company shall share a fixed amount of upgrade revenue with the licensee each time the licensee's customers upgrade to the Company's product. No revenue from this agreement had been recognized as of March 31, 2000.

                             In March 2000, the Company entered into a license agreement with a Japanese company, which gives the licensee an exclusive right in Japan to develop and market the Company's inChorus Pro technology through March 31, 2003. Under the license agreement, the licensee is to pay $1,000,000, provided that the Company has delivered both the English and Japanese versions of inChorus Pro. The English version was delivered upon inception of the agreement and the Japanese version was delivered in May 2000. Additionally, the Company invested $149,200 in the licensee in June 2000. The investment is carried at its original cost in the balance sheet as of June 30, 2000. No revenue from this agreement had been recognized as of March 31, 2000. Revenue of $250,000 has been recognized and collected as of June 30, 2000. Amounts receivable on the contract of $789,300 and $700,000 as of June 30, and March 31, 2000, respectively, are included in due from related party and are offset by $750,000 and $700,000 in deferred revenue as of June 30, and March 31, 2000.

7.  Commitments              The Company has employment agreements with four of
                             its officers which provide for severance payments equal to one year's salary if the officer is terminated without cause. The employment agreement for one of the officers also provides for immediate vesting of outstanding stock options if terminated without cause.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             The Company leases its facilities under operating leases. The facility leases require the Company to pay certain maintenance and operating expenses such as utilities, property taxes and insurance costs. Rent expense related to these leases was $146,100 and $32,000 for the years ended March 31, 2000 and 1999, respectively. For the three months ended June 30, 2000 and 1999, rent expense was $50,800 and $22,100, respectively (unaudited).

                             A summary of the future minimum lease payments under these non-cancelable operating leases follows:

                             Years Ended March 31,                      Amount
                             ---------------------------------------------------
                             2001                                      $ 203,200
                             2002                                        155,800
                             ---------------------------------------------------
                                                                       $ 359,000
                             ===================================================

8.  Income Taxes             Income tax expense for the year ended March 31,
                             2000 consisted of foreign taxes of approximately
                             $35,000 relating to license fee income from a Japanese company (Note 6) and state minimum taxes.
                             Income tax expense for the year ended March 31, 1999 consisted of state minimum taxes.

                             Income tax expense for the three months ended June 30, 2000 consisted of foreign taxes of approximately $25,000 relating to license fee income from a Japanese company (Note 6) and state minimum taxes. Income tax expense for the three months ended June 30, 1999 consisted of state minimum taxes (unaudited).

                             The Company's effective tax rate differs from the statutory federal income tax rate principally as a result of Federal and State net operating losses for which a full valuation allowance has been provided.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             Deferred tax assets (liabilities) comprise the following:

                                                                    June 30,       March 31,
                                                                      2000           2000
                             -----------------------------------------------------------------
                                                                  (Unaudited)
                             Loss and credit carryforwards        $  2,450,900   $  1,955,100
                             Depreciation and amortization             (10,000)       (10,000)
                             Deferred compensation                     396,500        396,500
                             Reserves not currently deductible         354,100        354,100
                             -----------------------------------------------------------------
                                                                     3,191,500      2,695,700
                             Valuation allowance                    (3,191,500)    (2,695,700)
                             -----------------------------------------------------------------
                             Net deferred tax asset               $         --   $         --
                             =================================================================

                             As of March 31, 2000, the Company has net operating loss carryforwards of approximately $4,525,200 and $3,486,400 available to reduce future taxable income, if any, for Federal and California state income tax purposes. The net operating loss carryforwards expire in various years through 2020.

                             Pursuant to the "change in ownership" provisions of the Tax Reform Act of 1986, utilization of the Company's net operating loss carryforwards may be limited, if a cumulative change of ownership of more than 50% occurs within any three-year period. The Company has not made this determination as of March 31, 2000.

9.  Capital Stock

                             Preferred Stock

                             In August 1999, the Company restated its Articles of Incorporation to authorize 59,000,000 shares of common stock and 1,000,000 shares of preferred stock, each unit a par value of $0.001 per share.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             In August 1999, the Company obtained an additional financing of $3,000,000 through the issuance of 300 shares of Series A convertible preferred stock to investors. Holder of the Series A convertible preferred stock are entitled to cumulative dividends of 7% per annum, payable upon conversion in the form of cash or shares of common stock. During the year ended March 31, 2000, the Company recorded dividends of $120,200. The Company also issued warrants to purchase an aggregate of 390,000 shares of common stock. The warrants, which have exercise prices ranging from $2.25 to approximately $2.44 per share, expire in August 2004. The preferred stock is convertible into that number of shares of common stock equal to the stated value of the Series A convertible preferred stock divided by the conversion price in effect at the time of the conversion. During the year ended March 31, 2000, the Company recorded deemed dividends of $972,600 relating to beneficial conversion prices of the preferred stock.

                             From January through March 2000, two shareholders converted an aggregate of 141 shares of preferred stock and accrued dividends into 2,283,696 shares of common stock.

                             Common Stock

                             During the year ended March 31, 1999, the Company sold 6,512,835 shares of its common stock in exchange for 8% notes receivable totaling $4,976,300 and $63,600 in cash. On October 21, 1998
                             (prior to when the Company's stock became publicly traded), 2,650,130 of these shares of common stock were repurchased at the original per-share issuance price and retired by the Company in exchange for the cancellation of $973,900 in notes receivable.

                             In December 1999, the Company issued an aggregate of 20,250 shares of the Company's common stock to employees as a bonus, resulting in compensation costs of $20,900.

                             Treasury Stock

                             During 1999, the Company repurchased 1,771,209 shares of its common stock at the then-current market value in exchange for the cancellation of $3,186,500 in notes receivable.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             The Company reserved 625,000 of these treasury shares (with a cost of $52,000) for issuance to its existing shareholders upon achieving the following three milestones: 25% of the shares would be issued upon the collection of the first $250,000 due under a license agreement (Note 6), 35% of the shares would be issued if the Company generated $2 million in sales and $100,000 in "audited profits" for the year ended December 31, 1998, the remaining 40% of the shares would be issued if the Company generated $1.5 million in sales and $200,000 in "audited profits" for the six months ended June 30, 1999. The Company met the first milestone in June 1998, and recorded $108,300 in compensation expense for the issuance of 156,250 of these reserved treasury shares based on their cost. However, the Company did not achieve the second and third milestones.

                             On March 31, 1999, 21,209 of the shares held in treasury were reissued for the retirement of $79,600 in debt (Note 5).

                             In March 1999, the Company reserved 875,000 shares of treasury stock (with a cost of $2,400,000) for issuance in exchange for radio and television advertising. In March 2000, this arrangement was canceled.

                             In May 1999, the Company issued 66,667 shares of treasury stock to a shareholder for proceeds of $200,000 as an exercise of that shareholder's contractual right to repurchase shares of treasury stock.

                             In June 1999, the Company issued 72,727 shares of treasury stock to two investors for notes receivable totaling $17,800 and $180,000 in cash.

                             In February 2000, the Company's board of directors canceled the remaining 1,454,356 shares of treasury stock outstanding.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             Stock Options

                             Options are exercisable as determined by the Board of Directors on the date of grant and expire five years from the date of grant. The Company applies Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and Related Interpretations in Accounting for Stock Options Issued to Employees. Under APB Opinion No. 25, employee compensation cost is only recognized when the estimated fair value of the underlying stock on date of grant exceeds the exercise price of the stock option. For stock options issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date, using the Black-Scholes option pricing model. During the years ended March 31, 2000 and 1999, the Company recognized $538,200 and $343,000 in compensation cost relating to stock options issued to employees and consultants.

                             In September 1999, the Company's board of directors adopted the 1999 Stock Option Plan, which has not yet been ratified by the stockholders. As such, options granted under the plan will be subject to compensation expense for any excess of the fair market value over the exercise price on the date of stockholder ratification. Under the Plan, 2,400,000 shares of common stock are available for options, which may be granted to employees, directors, and consultants.

                             In September 1999, the Company's board of directors voted by unanimous consent to rescind options to purchase 958,000 shares of common stock previously granted to various employees. The board then granted options to purchase 1,082,714 shares of common stock under the newly adopted stock option plan.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             A summary of the status of the Company's stock options as of March 31, 2000 and 1999, and changes during the years then ended is presented in the following table:

                                                             Options Outstanding
                                              ------------------------------------------------
                                                   March 31, 2000           March 31, 1999
                                              ------------------------  ----------------------
                                                            Weighted-               Weighted-
                                                             average                 average
                                                           exercisable             exercisable
                                                Shares        price       Shares      price
                             -----------------------------------------------------------------
                             Beginning         2,306,493    $   0.90      480,702    $  0.74

                             Granted           2,284,883        1.48    1,834,324       0.94
                             Exercised           (40,000)       0.61           --         --
                             Forfeited        (1,471,419)       1.19       (8,533)      0.74
                             -----------------------------------------------------------------
                             Ending            3,079,957        1.20    2,306,493       0.90
                             =================================================================
                             Exercisable
                               at year-end     2,013,308        1.04    1,150,177       0.75
                                              ==========                =========

                             The following table summarizes information about stock options granted during the year ended March 31, 2000:

                                           Exercise
                                         price equals
                                          exceeds or    Weighted-
                              Number of  is less than    average        Range of        Weighted
                               options   market price    exercise      exercise         average
                               granted     of stock       price          price         fair value
                             --------------------------------------------------------------------
                             1,246,714   Equals          $  1.60     $ 0.50 - 2.12      $  1.43
                               298,000   Exceeds            2.00          2.00             1.63
                               740,169   Less than          1.06       0.61 - 2.00         0.65
                             --------------------------------------------------------------------
                             2,284,883                   $  1.48                        $  1.20
                             =========                   =======                        =========

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             The weighted-average exercise price and
                             weighted-average fair value of stock options granted during the year ended March 31, 1999 was $0.94 and $1.70, respectively.

                             The following table summarizes information about stock options outstanding as of March 31, 2000:

                                                 Options outstanding
                            ------------------------------------------------------------
                                                               Weighted-                        Options exercisable
                                                                                            --------------------------
                                                                average        Weighted-                   Weighted-
                               Range of                        remaining        average                     average
                               exercise         Number        contractual       exercise      Number        exercise
                                price        outstanding      life (years)       price      exercisable      price
                             -----------------------------------------------------------------------------------------
                             $ 0.00-0.50       125,589            6.96          $  0.34        125,589       $  0.34
                               0.51-1.00     1,257,571            4.08             0.67      1,053,743          0.67
                               1.01-1.50       545,333            7.36             1.30        327,791          1.26
                               1.51-2.12     1.151,464            9.00             1.83        506,185          1.83
                                             ---------                                       ---------
                                             3,079,957            6.62             1.20      2,013,308          1.04
                                             =========                                       =========


                             SFAS No. 123 requires the Company to provide pro forma information regarding net loss and loss per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2000 and 1999, respectively: no dividend yield; expected volatility of 191.6% and 227.3% in 2000 and 1999 (for options granted while the Company's stock was publicly traded) and 0.1% (for options granted prior to when the Company's stock was publicly traded) in 1999; risk-free interest rate of 5.7% and 5.7%; and expected lives of approximately three years for all plan options.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             Under the accounting provisions of SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts as follows:

                             Years ended March 31,                              2000            2000
                             ----------------------------------------------------------------------------
                             Net loss allocable to common shareholders:
                               As reported                                $  (7,241,400)   $  (1,015,900)
                             ============================================================================
                               Pro forma                                  $  (8,280,500)   $  (1,069,100)
                             ============================================================================
                             Basic loss per share:
                               As reported                                $       (0.88)   $       (0.14)
                             ============================================================================
                               Pro forma                                  $       (1.01)   $       (0.15)
                             ============================================================================

10.  Major Customers         For the year ended March 31, 2000, revenues from
                             three customers amounted to 18%, 18%, and 13% of net sales, respectively, excluding the revenue from license fees (Note 6). Included in accounts receivable as of March 31, 2000 is $83,400 due from these customers, all of which is reserved. For the year ended March 31, 1999, revenues from two customers amounted to $72,000, or 79% of net sales, excluding the revenue from license fees (Note 6).
                             Included in accounts receivable as of March 31, 1999 is $5,500 due from these two customers.

11.  Statements of           The Company paid $12,700 and $2,500 for interest
     Cash Flows              during the years ended March 31, 2000 and 1999,
                             respectively. The Company paid $800 and $0 for income taxes during the years ended March 31, 2000 and 1999, respectively.

                             During the three months ended June 30, 2000 and 1999, the Company paid $22,100 and $0 for interest. The Company paid $800 and $800 for income taxes during the three months ended June 30, 2000 and 1999, respectively, (unaudited).

                             Supplemental Schedule of Non-Cash Investing and Financing Activities:

                             During the year ended March 31, 2000, the Company accrued dividends to the shareholders of convertible preferred stock in the amount of $120,200. During the three months ended June 30, 2000, the Company accrued dividends in the amount of $24,300 (unaudited).

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                             (Information with respect to June 30, 2000 and 1999 is unaudited)

                             During the year ended March 31, 2000, the Company purchased equipment in the amount of $35,300 under capital leases. During the three months ended June 30, 2000, the Company purchased equipment in the amounts of $7,200 under capital leases (unaudited).

                             In June 1999, the Company received notes receivable totaling $17,800 for the issuance of treasury stock.

                             During the year ended March 31, 2000, the Company recorded deemed interest in the amount of $1,298,400, relating to a beneficial conversion feature of a convertible note payable.

                             During the year ended March 31, 2000, the Company recorded deemed dividends of $972,600, relating to beneficial conversion prices of its preferred stock.

                             During the year ended March 31, 1999, the Company received notes receivable totaling $4,976,300 for the sale of common stock. Of this amount, $973,900 in notes receivable were cancelled for the repurchase and retirement of common stock, and $3,186,500 in notes receivable were cancelled for the acquisition of treasury stock. In addition, a note payable amounting to $79,600 was retired through the issuance of treasury stock (Notes 5 and 9).

12.  Contingency             The Company is currently under an investigation by
                             the Securities and Exchange Commission. As of the date of this report, the outcome of this investigation is not determinable.

                                                                    inChorus.com
                                              (formerly known as Softlink, Inc.)

                                      Notes to Consolidated Financial Statements

                            (Information with respect to June 30, 2000 and 1999 is unaudited)

13.  Subsequent             In April 2000, the Company entered into an equity
     Events                 line agreement in which the Company may sell up to
                            $2,000,000 in common stock during the first draw down period, up to $3,000,000 in common stock during the second draw down period, and up to $500,000 in common stock during subsequent draw down periods, with the total amount sold in all draw down periods not to exceed $5,000,000. In connection with the equity line, the Company issued warrants to purchase
                            100,000 shares of common stock, exercisable immediately, at 120% of the closing bid price of the Company's common stock on the trading day immediately prior to the closing date, and expiring
                            April 2003.

                            In August 2000, the Company issued 100,000 shares of common stock to the holder of the convertible note payable as damages for the late filing of a registration statement (unaudited).

                            From April 2000 through August 2000 shareholders converted 54 shares of preferred stock and accrued dividends into 1,041,139 shares of common stock (unaudited).

                            In August 2000, the Company entered into a license agreement with a Korean company, which gives the licensee an exclusive right in Korea to develop and market the Company's inChorus Pro software through February 2003. Under the agreement, the Company will receive a license fee of $500,000 and royalties of 9% of the licensee's total gross revenue relating to the licensed software. The Company will also receive warrants to purchase a 5% equity interest in the licensee if certain conditions are met (unaudited).

                                 INCHORUS.COM




                             20,000,000 Shares of
                                 Common Stock



                           ________________________

                                  PROSPECTUS

                           ________________________





                              ____________, 2000

              PART II  -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Nevada limits the liability of officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Nevada Law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.

     Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of a directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

     There is presently no material pending legal proceeding to which a director, officer and employee of ours is a party. There is no pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     We have purchased directors and officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of inChorus.com. The insurance policy provides standard directors and officers liability insurance in the amount of $2,000,000.

     We have entered into indemnification agreements with our directors and officers. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee........................................   $   1,214.40
Accounting Fees and Expenses...............................................................   $  20,000.00
Legal Fees and Expenses....................................................................   $  40,000.00
Miscellaneous..............................................................................   $   8,785.60
         Total.............................................................................   $  70,000.00

ITEM 26   RECENT SALES OF UNREGISTERED SECURITIES

     Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the SEC under which exemption from registration was claimed.

     Transactions described in Items (1) through (6) below refer to the securities of Softlink, Inc., a California corporation which was the predecessor entity of the filer of this registration statement, and transactions described in Items (7) through (20) below refer to the securities of inChorus.com, a Nevada corporation which is the registrant in this registration statement.

     Unless otherwise indicated, information in this section regarding shares of our common stock reflect the conversion ratio applied to shares of our common stock at the time of the reorganization described above.

     (1) In September 1997 Softlink issued 33,727 shares of common stock to a consultant in exchange for consulting services valued at approximately $25,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and was made without general solicitation or advertising. The consultant was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to Softlink that the shares were being acquired for investment.

     (2) In November 1997 Softlink issued 92,380 shares of common stock to 8 investors in exchange for $68,477. The issuances were made in reliance on
Section 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to Softlink that the shares were being acquired for investment.

     (3) In January 1998, Softlink issued 134,907 shares of common stock to an investor in exchange for $100,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to Softlink that the shares were being acquired for investment.

     (4) From January to March 1998, Softlink issued 419,894 shares of common to 7 consultants in exchange for services performed for Softlink valued at $311,249. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The consultants were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to Softlink that the shares were being acquired for investment.

     (5) In March 1998, Softlink and its stockholders entered into a reorganization with Draco Technologies, Inc., a Nevada corporation. Under the reorganization, the 17 stockholders of Softlink received 0.6745344 shares of common stock of Draco Technologies for each share of Softlink they owned prior to the reorganization and Softlink became a wholly-owned subsidiary of Draco Technologies. Draco Technologies changed its name to Softlink, Inc. (and subsequently changed its name to "inChorus.com"); references to "inChorus.com" hereafter refer to inChorus.com, the filer of this registration statement. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment.

     (6) In March 1998, immediately prior to the reorganization, inChorus.com conducted a private offering of its common stock. Pursuant to that offering, a total of 875,000 shares of common stock were sold to American Universal Group, Inc. for total cash and notes receivable consideration of $558,750. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment. 355,000 of the shares issued pursuant to this offering were later cancelled by inChorus.com due to nonpayment under the notes.

     (7) In March 1998, immediately prior to the reorganization, inChorus.com conducted a private offering of its common stock. Pursuant to that offering, a total of 1,625,000 shares of common stock were sold to 8 individuals for total notes receivable consideration of $16,250. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to inChorus.com that the shares were being acquired for investment. 1,088,000 of the shares issued pursuant to this offering were later cancelled by inChorus.com due to nonpayment under the notes.

     (8) In May 1998, inChorus.com issued 612,295 shares of common stock to 4 investors pursuant to promissory notes in favor of inChorus.com in the aggregate amount of $373,500. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and Regulation S promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment. All of the shares issued pursuant to this offering were later cancelled by inChorus.com due to nonpayment under the notes.

     (9) In May 1998, inChorus.com issued 737,705 shares of common stock to 4 investors pursuant to promissory notes in favor of inChorus.com in the aggregate amount of $450,000. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment. 594,835 of the shares issued pursuant to this offering were later cancelled by inChorus.com due to nonpayment under the notes.

     (10) Subsequent to the investments noted in (8) and (9) above, inChorus.com purchased 625,000 shares of common stock for treasury and placed these shares into an escrow account in favor of employees of inChorus.com. The shares were to be distributed to the employees upon the achievement by inChorus.com of three performance milestones. In June 1998, inChorus.com issued 156,250 shares of this treasury stock to an aggregate of 24 employees upon the achievement of the first of three performance milestones. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment.

     (11) In October 1998, inChorus.com issued 425,130 shares of common stock to an aggregate of 3 investors in exchange for notes receivable and cash in the amount of $260,901. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment.

     (12) In October 1998, inChorus.com issued 2,737,705 shares of common stock to one investor in exchange for $1,670,000. The issuances were made in reliance on Section 4(2) of the

Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment.

     (13) In October 1998, inChorus.com issued 2,000,000 shares of common stock to one investor in exchange for promissory notes in favor of inChorus.com in the aggregate amount of $2,400,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchasers was an accredited investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment. 1,146,209 of these shares were later purchased by inChorus.com and converted to treasury stock of inChorus.com in exchange for the forgiveness of the remaining unpaid amount due under the promissory notes.

     (14) In March 1999, inChorus.com issued 21,209 shares of treasury stock to an investor to satisfy a loan obligation. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment.

     (15) In June 1999, inChorus.com issued an aggregate of 72,727 shares of treasury stock to two investors in consideration of an aggregate of $180,000 in cash and notes receivable. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated under the Securities Act of 1933, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment.

     (16) In August 1999, inChorus.com issued 300 shares of preferred stock and warrants to purchase up to 240,000 shares of common stock to two investors in exchange for $3,000,000 in cash consideration. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were accredited investors with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment.

     (17) From September 1999 to August 2000, inChorus.com issued options to purchase 2,416,714 shares of common stock under its 1999 Stock Option Plan, with exercise prices ranging from $0.31 to $2.12 per share. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 701 promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The recipients were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to inChorus.com that the shares were being acquired for investment.

     (18) In December 1999, inChorus.com issued 20,250 shares of Common Stock to 4 officers and 19 employees as bonus compensation for services rendered by them. The issuances were made in reliance on Section 4 (2) of the Securities Act of 1933, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the shares were being acquired for investment.

     (19) In March 2000, inChorus.com issued 8% Convertible Debentures in the principal sum of $2,000,000 to an investor. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the debentures were being acquired for investment.

     (20) In August 2000, inChorus.com issued 100,000 shares of common stock to the holders of the convertible note payable as damages for the late filing of a registration statement. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to inChorus.com that the debentures were being acquired for investment.

ITEM 27.  EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit No.       Exhibit Name
----------        ------------

3.1               Articles of Incorporation of the Registrant, dated as of July
                  24, 1997 (1)

3.2 Certificate of Amendment to the Articles of Incorporation of the Registrant, dated as of March 23, 1998 (1)

3.3 Certificate of Amendment of Articles of Incorporation of the Registrant, dated as of August 12, 1999 (1)

3.3(a) Certificate of Amendment of Articles of Incorporation of the Registrant, dated as of February 10, 2000.

3.4 Certificate of Designation of Preferences for Series A Preferred Stock of the Registrant (1)

3.5               By-Laws of Registrant (1)

4.1               Sample Stock Certificate of the Registrant (1)

4.2               See Exhibit No. 3.1, 3.2 and 3.3  (1)

5.1               Opinion of Silicon Valley Law Group *

10.1 License Agreement dated as of March 27, 1998 by and between NIC Ltd. and the Registrant (1)

10.2 Employment Agreement dated as of March 1, 1999 by and between William W. Yuan and the Registrant (1)

10.3 First Amendment to Employment Agreement dated as of August 31, 1999 by and between William W. Yuan and the Registrant (1)

10.4 Office Rent Sublease Agreement dated as of April 9, 1999 by and between Auken-Redac and the Registrant (1)

10.5 Computer Software Distribution Agreement dated as of April 29, 1999 by and between Navarre Corporation and the Registrant (1)

10.6 Escrow Agreement, dated as of April 30, 1999 by and between The Providers, Inc. and the Registrant (1)

10.7 Contract of Engagement by and between Cardinal Capital Management, Inc. and the Registrant dated May 18,1999 (1)

10.8 Lease Agreement dated as of June 14, 1999 by and between Koll/Intereal Bay Area and the Registrant (1)

10.9 Software Distribution and Marketing Rights Agreement, dated as of June 29, 1999, by and between Fountain Technologies, Inc. and the Registrant (1)

10.10             [Intentionally Left Blank]

10.11 Warrant Agreement dated August 17, 1999 by and between Deephaven Private Placement Trading Ltd. and the Registrant
                  (1)

10.12 Warrant Agreement dated August 17, 1999 by and between Hornblower Investors L.L.C. and the Registrant (1)

10.13 Registration Rights Agreement dated as of August 17, 1999 by and between Hornblower Investors L.L.C., Deephaven Private Placement Trading Ltd. and the Registrant (1)

10.14 Convertible Preferred Stock Purchase Agreement dated August 17, 1999 by and between Hornblower Investors, L.L.C., Deephaven Private Placement Trading Ltd. and the Registrant
                  (1)

10.15             Distribution Agreement by and between Earthlink Network, Inc.
                  and the Registrant (1)

10.16 Executive Employment Agreement dated as of August 31, 1999 between Johnson Lee and Registrant (1)

10.17 Executive Employment Agreement dated August 31, 1999 between Edmund Leung and Registrant (1)

10.18 Letter Agreement dated as of August 31, 1999 by and between Packard Bell/NEC and the Registrant (1)

10.20             1999 Stock Option Plan (1)

10.21             Form Stock Option Agreement (1)

10.22 Executive Employment Agreement dated October 25, 1999 between Ralph G. Coan and the Registrant

10.23 First Amendment to Executive Employment Agreement dated as of August 1,2000 by and between Ralph G. Coan and the Registrant

10.24 Agreement dated as of September 5, 2000 by and between Saloo.com and the Registrant

10.25 License Agreement dated as of August 9, 2000 by and between ANS Korea, Inc. and the Registrant

10.26             Amendment to 1999 Stock Option Plan (3)

23.1              Consent of BDO Seidman, LLP

23.2              Consent of Silicon Valley Law Group (to be contained in
                  Exhibit 5.1) *

27.1              Financial Data Schedule (2)

*    To be filed by amendment.

(1) Incorporated by reference to the corresponding exhibit number in that certain Registration Statement on Form SB-2 (File No. 333-90185) filed by the Registrant with the Commission.

(2) Incorporated by reference to the corresponding exhibit number in that certain Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

(3) Incorporated by reference to Exhibit 4.1(a) to that certain Registration Statement on Form S-8 (File No. 333-36502) filed by the Registrant with the Commission.

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     [Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement].

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Santa Clara, State of California, on September 22, 2000.

INCHORUS.COM

By: /s/ William Yuan
    ----------------------------
William Yuan
Chief Executive Officer

                               POWER OF ATTORNEY

     We the undersigned officers and directors of Softlink, Inc., hereby severally constitute and appoint William W. Yuan and Ralph G. Coan, Jr., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                  DATE
---------                        -----                                  ----
/s/ William Yuan                 President and Director                 September 22, 2000
------------------------
    William Yuan                 (principal executive officer)

/s/ Johnson Lee                  Chief Executive Officer, Director      September 22, 2000
------------------------
    Johnson Lee

/s/ Edmund Leung                 Treasurer, Secretary and Director      September 22, 2000
------------------------
    Edmund Leung

/s/ Ralph G. Coan, Jr            Vice President, Finance                September 22, 2000
------------------------
    Ralph G. Coan, Jr.           and Chief Financial Officer
                                 (principal accounting officer)